Exhibit 10.34
***Text Omitted and Filed Separately
Confidential Treatment Requested
Under 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2
COLLABORATION AND LICENSE AGREEMENT
     This Collaboration and License Agreement (the “Agreement”) is made and entered into effective as of December 3, 2004 (the “Effective Date”) by and between Micromet AG, having its principal place of business at Staffelseestrasse 2, 81477, Munich, Germany (“Micromet”), and Ares Trading S.A., having its principal place of business at Zone Industrielle de l’Ouriettaz, CH-1170 Aubonne, Switzerland (“Serono”). Micromet and Serono each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
Recitals
     A. Micromet is developing a pharmaceutical product comprising a human antibody of IgG-1 subtype binding to EpCAM.
     B. Serono is a pharmaceutical company with experience in the development and commercialization of pharmaceutical products.
     C. Micromet and Serono desire to collaborate on the development of the Product (as defined below), to obtain marketing approval of the Product, and thereafter to have one or both Parties commercialize the Product.
     In consideration of the foregoing premises and the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
Agreement
1. Definitions
     When used in this Agreement, capitalized terms will have the meanings as defined below and throughout the Agreement.
     1.1 “Additional Indication” means any of the following Indications: [***].
     1.2 “Affiliate” means a legal entity that controls, is controlled by, or is under common control with a Party. For purposes of this definition only, “control” and, with correlative meanings, the terms “controlled by” and “under common control with” means (a) the possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities or by contract relating to voting rights or corporate governance, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or other ownership interest of a legal entity; provided, however, that if local law restricts foreign ownership, control will be established by direct or indirect

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ownership of the maximum ownership percentage that may, under such local law, be owned by foreign interests.
     1.3 “Applicable Law” means the laws, rules, and regulations, including any statutes, rules, regulations, guidelines, or other requirements, that may be in effect from time to time and apply to the development, manufacture, registration, and marketing of the Product in the countries of the Territory, including any such statutes, rules, regulations, guidelines, or other requirements of the FDA or the EMEA.
     1.4 “Assignment Agreement” means the Assignment Agreement (“Übertragungs Vertrag”) between Micromet GmbH and [***] and [***] entered into on [***].
     1.5 “BI” means Boehringer Ingelheim Pharma GmbH & Co. KG.
     1.6 “BI Process Development Agreement” means the Process Development Agreement between Micromet and BI dated as of December 15, 2003.
     1.7 “BI Process License Agreement” means the Process License Agreement between Micromet and BI entered into on December 15, 2003.
     1.8 “BLA” means a Biologics License Application filed with the FDA in conformance with Applicable Law.
     1.9 “CAT Agreement” means the Non-Exclusive Product License Agreement between Micromet and Cambridge Antibody Technology Limited entered into on September 3, 2003.
     1.10 “Clinical Trial Materials” means the Product formulated in accordance with applicable specifications, and placebo of such formulations, for administration to healthy volunteers or patients in clinical trials.
     1.11 “Collaboration Technology” means Joint Collaboration Technology, Micromet Collaboration Technology, and Serono Collaboration Technology.
     1.12 “Combination Study” has the meaning as defined in Section 3.1.5.
     1.13 “Commercialization” means the marketing, promotion, advertising, selling or distribution of the Product in a country after all Marketing Approvals have been obtained in such country. The term “Commercialize” has a correlative meaning.
     1.14 “Commercially Reasonable Efforts” means those diligent efforts consistent with the exercise of prudent scientific and business judgment, as applied by a Party to the development and commercialization of its own pharmaceutical products at a similar stage of development and with similar market potential.

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     1.15 “Confidential Information” has the meaning as defined in Section 9.1.
     1.16 “Control” and, with correlative meaning, the term “Controlled”, means, with respect to a Party and any Patent, Know-How, or other intellectual property right, the ability to grant the other Party access, a license or a sublicense (as applicable) or right to use such Patent, Know-How, or intellectual property right as provided in this Agreement without violating the terms of any agreement or other arrangement with any Third Party existing at the time such Party would be required under this Agreement to grant the other Party such access, license, sublicense or right of use.
     1.17 “Co-Promotion Option” has the meaning as defined in Section 5.1.
     1.18 “Co-Promotion Option Period” has the meaning as defined in Section 5.1.
     1.19 “Co-Promotion Period” has the meaning as defined in Section 5.2.
     1.20 “Co-Promotion Territory” means the territory of the United States or Europe or both, with respect to which Micromet has exercised the Co-Promotion Option.
     1.21 “Development Activities” means any activities to be performed pursuant to a Development Plan in connection with the development of the Product, including any in vitro or in vivo preclinical studies, clinical studies in humans, the preparation and filing of the BLA or MAA, the development of a commercial scale manufacturing process for the Product, and the manufacture of Clinical Trial Materials for use in clinical trials performed prior to the first Marketing Approval or as a condition of receiving such Marketing Approval.
     1.22 “Development Expenses” means, with respect to a Party, all direct and indirect costs and expenses incurred by such Party in carrying out Development Activities, calculated in accordance with generally accepted accounting principles consistently applied and such Party’s cost accounting systems, including (a) the cost of such individuals performing Development Activities by or on behalf of such Party calculated at the FTE Rate; (b) reasonable out-of-pocket expenses not included in the FTE Rate, as set forth in a Development Plan (such as expenses for dedicated equipment, reagents, etc.); (c) the Fully Burdened CTM Manufacturing Cost of, or purchase price paid for, Clinical Trial Materials manufactured or purchased for the performance of the Development Activities; and (d) manufacturing process development and other services provided by Third Parties in connection with the performance of the Development Activities. Development Expenses will not include [***].
     1.23 “Development Plan” means either or both of the Micromet Program Plan or the Serono Program Plan.
     1.24 “Development Program” means either or both of the Micromet Program or the Serono Program.
     1.25 “Dyax Agreement” means the License Agreement between Micromet and Dyax Corporation entered into on October 30, 2000.

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     1.26 “EMEA” means the European Medicines Evaluation Agency, or any successor agency thereof.
     1.27 “EpCam” means the whole or part of the human epithelial cell adhesion molecule EpCAM identified by the SWISS-PROT entry name TTD1_HUMAN and accession number P16422.
     1.28 “Europe” means (a) those countries that, as the Effective Date, are member states of the European Union, and (b) any country not included within the foregoing that, as of the date of first commercial sale of the Product following the receipt of the first Marketing Approval in a member state of the European Union, is a member state of the European Union, and in each case any successor states comprising the territory of such member states.
     1.29 “FDA” means the United States Food and Drug Administration, or any successor agency thereof.
     1.30 “Field” means the treatment of human diseases, disorders and conditions.
     1.31 “Final Study Report” has the meaning as defined in Section 3.1.
     1.32 “FTE” means [***] hours of scientific or technical work per year on or directly related to the execution or implementation of a Development Program carried out by a qualified individual by or on behalf of a Party. Scientific or technical work can include, but is not limited to, research, experimental laboratory work, developing manufacturing processes for the Product, conducting pre-clinical and clinical development of the Product, recording and writing up results, reviewing literature and references, holding scientific discussions, preparing and filing a BLA or MAA for the Product, and managing and directing scientific or technical staff.
     1.33 “FTE Rate” means (a) €[***] per FTE per annum for FTEs performed outside of the United States, and (b) US$[***] per FTE per annum for FTEs performed in the United States, which amounts described in each of the foregoing subsections include laboratory supplies and equipment (excluding items provided for separately under the applicable Development Program), equipment maintenance costs, utilities, waste removal, and a pro rata allocation of general and administrative expenses plus facilities expenses.
     1.34 “Fully Burdened CTM Manufacturing Cost” means the consolidated fully burdened cost incurred by Serono or on its behalf in the manufacture of Clinical Trial Materials, including (a) direct labor and material costs; (b) product quality assurance/control costs, to the extent allocable to the Clinical Trial Materials; (c) facility and equipment depreciation costs; (d) facility and equipment validation and control costs; (e) costs of transport, customs, clearance and storage of the Clinical Trial Materials (if necessary), duty, and insurance; and (f) applicable overhead reasonably allocable to the Clinical Trial Materials, in each case as determined in accordance with International Accounting Standards as applied by Serono consistently across its products. Fully-Burdened CTM Manufacturing Cost will exclude [***] and any [***]

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     1.35 “GCP” means the standards, practices and procedures set forth in the International Conference on Harmonization (ICH) guidelines entitled “Guidance for Industry E6 Good Clinical Practice: Consolidated Guidance,” including related regulatory requirements imposed by the FDA, and equivalent foreign regulations or standards, as applicable.
     1.36 “GLP” means good laboratory practices regulations promulgated by the FDA, published at 21 C.F.R. § 58, as such regulations may be amended from time to time, and equivalent foreign regulations or standards, as applicable.
     1.37 “IND” means an Investigational New Drug Application filed with the FDA, and the equivalent application in jurisdictions outside the United States.
     1.38 “Indication” means a cancer of [***] or any [***] thereof, including [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], [***], and [***]. Any [***] that are clinically or pathologically distinct will be considered [***] (e.g. [***] and [***] are [***] and for the purpose of this definition [***], or [***] are cancers [***] and for the purpose of this definition [***]).
     1.39 “Interim Study Report” has the meaning as defined in Section 3.1.
     1.40 “JCC” has the meaning set forth in Section 5.4.2.
     1.41 “Joint Collaboration Technology” means any Patents and Know-How made, conceived or developed jointly by employees, agents or independent contractors of both Parties or their Affiliates during the course of, in furtherance of, and as a direct result of such employees, agents or independent contractors performing an activity pursuant to this Agreement.
     1.42 “Know-How” means (a) any scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, that is not in the public domain or otherwise publicly known, including databases, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data, and (b) any biological, chemical, or physical materials that are not in the public domain or otherwise available to the public; all to the extent not claimed or disclosed in a Patent.
     1.43 “Licensed Know-How” means any Know-How Controlled by Micromet as of the Effective Date or during the Term that is made, conceived or developed by employees, agents or independent contractors of Micromet or its Affiliates and that is necessary or useful for the manufacture, use, or sale of the Product; but excluding any Know-How within the Micromet Collaboration Technology or Joint Collaboration Technology.

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     1.44 “Licensed Patents” means the Micromet Patents and the Third Party Patents.
     1.45 “Licensed Technology” means the Licensed Know-How, the Licensed Patents, the Micromet Collaboration Technology, and Micromet’s rights and interest in the Joint Collaboration Technology.
     1.46 “MAA” means a marketing approval application filed with the EMEA, and any corresponding applications in countries or territories other than the European Union or the United States.
     1.47 “Major Market” means the [***], the [***], [***], [***], [***], [***] and [***].
     1.48 “Marketing Approval” means the approval of a BLA or MAA, or any supplement thereof, and any pricing and reimbursement approvals to the extent required by Applicable Law prior to the sale of pharmaceutical products in a country or territory.
     1.49 “Marketing Costs” has the meaning as defined in Exhibit F.
     1.50 “Micromet Collaboration Technology” means any Patents and Know-How made, conceived or developed solely by employees, agents or independent contractors of Micromet or its Affiliates during the course of, in furtherance of, and as a direct result of such employees, agents or independent contractors performing an activity pursuant to this Agreement.
     1.51 “Micromet Contribution” has the meaning as defined in Section 5.3.1.
     1.52 “Micromet Patents” means the Patents listed on Exhibit A and any other Patents Controlled by Micromet as of the Effective Date or during the Term that are made, conceived or developed by employees, agents or independent contractors of Micromet or its Affiliates and are necessary or useful for the manufacture, use, or sale of the Product; but excluding any Patents within the Micromet Collaboration Technology or Joint Collaboration Technology,
     1.53 “Micromet Program” has the meaning as defined in Section 3.1.
     1.54 “Micromet Program Plan” has the meaning as defined in Section 3.1.
     1.55 “MT201” means a human antibody of IgG-1 subtype binding to EpCAM with the sequence set forth in Exhibit B.
     1.56 “Net Profits” has the meaning as defined in Exhibit F.
     1.57 “Net Sales” means the gross amount invoiced by Serono, its Affiliates or Sublicensees for sales of the Product to any Third Party (other than any Sublicensee), less deductions with respect to: (a) normal trade, cash and quantity discounts allowed by Serono, its Affiliates or Sublicensees, including charge backs; (b) credits, allowances or adjustments

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allowed by Serono, its Affiliates or Sublicensees, including amounts allowed for returned or defective products; (c) insurance and transportation charges paid by Serono, its Affiliates or Sublicensees; (d) custom duties, value added taxes (VAT), sales taxes or other governmental charges paid by Serono, its Affiliates or Sublicensees in connection with such sales (but excluding what is commonly known as income taxes); (e) amounts debited by Serono, its Affiliates or Sublicensees on account of bad debts with respect to Net Sales previously invoiced; and (f) rebates or reimbursements actually granted by Serono, its Affiliates or Sublicensees to managed health care organizations, federal, state, or local governments (or their agencies), including Medicaid rebates. In the event any amounts debited on account of bad debts are subsequently recovered by Serono, its Affiliates or Sublicensees, such amounts will be added to Net Sales for the calendar quarter in which such recovery occurred.
If a Combination Product (as defined below) is sold, then for the purpose of calculating royalties owed under this Agreement on sales of the Combination Product, Net Sales will be calculated as follows: first, Serono will determine the actual Net Sales of such Combination Product (calculated using the above described deductions) and then such amount will be multiplied by the fraction A/(A+B), where A is the weighted (by sales volume) average invoice price of the actual Product component of such Combination Product, and B is the weighted (by sales volume) average invoice price of the other active ingredient(s) or functional device of such Combination Product. If the invoice price of either the Product or the other active ingredient(s) or functional device of such Combination Product cannot be determined, Net Sales of such Combination Product will be equitably determined by the Steering Committee with unanimous agreement of all members and without application of the dispute resolution procedures set forth in Section 2.1.5. “Combination Product” means (a) a Product consisting of MT201 and one or more other active ingredients, or (b) a Product where MT201 (alone or with one or more other active ingredients) is contained in or otherwise administered to a patient by a functional device proprietary to Serono, an Affiliate of Serono or a Third Party; but in all cases excluding any inert ingredients or packaging materials.
Notwithstanding the foregoing, any amounts received on account of transfers of Product between Serono, its Affiliates or Sublicensees will be excluded from the calculation of Net Sales, and Net Sales will be calculated based on the final sale of such transferred product by Serono, its Affiliates or Sublicensees to any Third Party (who is not a Sublicensee). Further, transfers or dispositions of the Product for charitable or promotional purposes or for preclinical, clinical, manufacturing, regulatory or governmental purposes will not be deemed to be “sales.”
     1.58 “Ongoing Trial” has the meaning as defined in Section 3.1.
     1.59 “Opt-Out Option” has the meaning as defined in Section 5.5.
     1.60 “Patents” means (a) all patents and patent applications in any country or supranational jurisdiction, and (b) any provisionals, substitutions, divisions, continuations, continuations in part, reissues, renewals, registrations, confirmations, patents of addition, reexaminations, extensions, supplementary protection certificates and the like, of any such patents or patent applications.

     1.61 “Pivotal Trial” means a clinical trial that is of appropriate size and design to establish that a pharmaceutical product is safe and effective for its intended use, to define warnings, precautions and adverse reactions that are associated with the pharmaceutical product in the dosage range to be prescribed, and is required to support Marketing Approval of such pharmaceutical product or label expansion of such pharmaceutical product.
     1.62 “Product” means a product consisting of or comprising MT201.
     1.63 “Project Team” has the meaning as defined in Section 2.2.
     1.64 “Project Team Leader” has the meaning as defined in Section 2.2.
     1.65 “Rejected Indication” has the meaning set forth in Section 3.3.5.
     1.66 “Serono Collaboration Technology” means any Patents and Know-How that are necessary or used for the manufacture, use, or sale of the Product and that are made, conceived or developed solely by employees, agents or independent contractors of Serono or its Affiliates during the course of, in furtherance of, and as a direct result of such employees, agents or independent contractors performing an activity pursuant to this Agreement.
     1.67 “Serono Program” has the meaning as defined in Section 3.3.
     1.68 “Serono Program Plan” has the meaning as defined in Section 3.3.
     1.69 “Steering Committee” has the meaning as defined in Section 2.1.1.
     1.70 “Sublicensee” means a Third Party that is developing or Commercializing the Product pursuant to a license agreement with Serono or any of its Affiliates.
     1.71 “Technology Acquisition Agreement” means any agreement entered into before or after the Effective Date between a Party and a Third Party under which such Party is granted a license to or is assigned any of such Third Party’s Patents or Know-How that claim or cover the Product or the development, manufacture or Commercialization thereof.
     1.72 “Technology Acquisition Payments” means any license fees, milestone payments, royalties, or other cash payments made or payable by a Party to a Third Party under any Technology Acquisition Agreement in connection with the execution of such agreement or the development, manufacture or Commercialization of the Product.
     1.73 “Term” has the meaning as defined in Section 11.1.
     1.74 “Territory” means all countries and territories of the world.
     1.75 “Third Party” means any entity other than Micromet, Serono or their respective Affiliates.
     1.76 “Third Party Patents” means the Patents licensed to Micromet pursuant to the Dyax Agreement and the CAT Agreement, and any other Patents of a Third Party Controlled by

Micromet as of the Effective Date that are necessary or useful for the manufacture, use, or sale of the Product.
     1.77 “United States” means the United States of America, its territories and possessions, including the Commonwealth of Puerto Rico.
     1.78 “Valid Claim” means: [***].
2. Collaboration Governance
     2.1 Steering Committee.
          2.1.1 Establishment. Within thirty (30) days following the Effective Date, the Parties will establish a steering committee (the “Steering Committee”) to oversee the development of the Product under this Agreement. Each Party will appoint three (3) employees to serve as their representatives on the Steering Committee. From time to time, Micromet and Serono each may replace any of its representatives on the Steering Committee upon written notice to the other Party. One member of the Steering Committee will be designated as the “Chairperson.” Micromet will designate the Chairperson for the period prior to the commencement of the Serono Program, and Serono will designate the Chairperson for the period following the commencement of the Serono Program. Subject to the provisions of this Section 2, the Steering Committee will establish its own procedural rules for its operation.
          2.1.2 Tasks of the Steering Committee. The Steering Committee will: (a) determine Indications to be pursued in the development of the Product; (b) review and approve, in its discretion, any updates or amendments to the Micromet Program Plan and accompanying budget for Development Expenses proposed by the Project Team; (c) develop the strategy for the Serono Program; (d) review and approve, in its discretion, the Serono Program Plan (including the allocation of Development Activities therein) and any updates or amendments thereto proposed by the Project Team; (e) monitor the progress of the activities undertaken by the Parties pursuant to the Development Program; (f) review the product lifecycle plans of the Parties for the Product, including indication and label expansions, new dosage forms, and new formulations

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or delivery systems; (g) agree upon a communication strategy for the Product; (h) attempt to resolve disputes among the members of the Project Team and (i) take such other actions as are expressly delegated to the Steering Committee in this Agreement. The Steering Committee will not have any power to amend this Agreement and will have only such powers as are specifically delegated to it under this Agreement.
          2.1.3 Steering Committee Meetings. The Steering Committee will meet not less than once every calendar quarter until completion of the Ongoing Trials; thereafter, the Steering Committee will meet not less than semi-annually. Meetings may be held in person or by means of telecommunication (telephone, video, or web conferences); provided that at least one meeting per year will be held in person. At least four (4) members of the Steering Committee will constitute a quorum for any meeting, provided that at least two (2) representatives from each Party are present. The Steering Committee may meet more frequently by agreement of the Parties or upon the request of either Party. The Chairperson will be responsible for organizing the meetings of the Steering Committee and for distributing the agenda of the meetings, which will include any report received from the Project Team Leaders, but will have no additional powers or rights beyond those held by the other representatives to the Steering Committee. The Chairperson will include on the agenda any item within the scope of the responsibility of the Steering Committee that is requested to be included by a Party, and will distribute the agenda to the Parties no less than seven (7) days before any meeting of the Steering Committee. Each Party may, in its discretion, invite non-voting employees, consultants or advisors (which consultants and advisors will be under an obligation of confidentiality no less stringent than the terms set forth in Section 9) to attend any meeting of the Steering Committee. Each Party will bear its own costs associated with holding and attending Steering Committee meetings.
          2.1.4 Meeting Minutes. Minutes will be kept of all Steering Committee meetings by the hosting Party and sent to all members of the Steering Committee for review and approval within fourteen (14) days after each meeting. If the meeting is held by means of telecommunication, Micromet will be deemed to be the hosting Party during the Micromet Program, and Serono will be deemed to be the hosting Party during the Serono Program. Minutes will be deemed approved unless any member of the Steering Committee objects to the accuracy of such minutes by providing written notice to the other members of the Steering Committee within fourteen (14) days of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.
          2.1.5 Decision Making.
               (a) Unless expressly otherwise set forth in this Agreement, the Steering Committee will take action by unanimous consent of the Parties, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting, or by a written resolution signed by the designated representatives of each of the Parties.
               (b) If the Steering Committee is unable to reach unanimous consent on a particular matter within thirty (30) days of a formal vote requested by either Party on such matter, then either Party may provide written notice of such dispute to the Chief Executive

Officer of the other Party; provided, however, that no such referral to the Chief Executive Officers will occur, and [***] will have the casting vote, with respect to matters relating to the [***].
               (c) The Chief Executive Officers (or their respective designees, who will not be members of the Steering Committee or Project Team) of each of the Parties will meet at least once in person to discuss the dispute and use their good faith efforts to resolve the dispute within [***] after submission of such dispute to such officers.
               (d) If any such dispute is not resolved by the Chief Executive Officers or their designees within [***] after submission of such dispute to such officers, then the Chief Executive Officer of [***] will have the authority to finally resolve such dispute (reasonably taking into consideration the position of [***]); provided, however, [***].
     2.2 Project Team.
          2.2.1 Establishment of the Project Team. At its first meeting, the Steering Committee will establish a joint project team consisting of an adequate number of employees of both Parties that will be responsible for managing the execution of Development Activities (the “Project Team”). The Project Team may change its number of representatives from time to time by mutual consent of its members. Each Party will designate one of its Project Team members as the co-leader of the Project Team (each, a “Project Team Leader”). The Project Team Leaders may, in their discretion, create sub-teams of the Project Team for the purpose of carrying out specific tasks provided for in this Agreement. From time to time, Micromet and Serono each may replace any of its representatives on the Project Team upon written notice to the other Party. The Project Team Leaders will alternate serving as the Chairperson of the Project Team, with each Project Team Leader acting as Chairperson for a period of one year. Micromet will designate the first Chairperson. The Chairperson will be responsible for administering Project Team meetings and circulating the agenda prior to each meeting, but will have no additional powers or rights beyond those held by the other representatives to the Project Team. Subject to the provisions of this Section 2, the Project Team will establish its own procedural rules for its operation.
          2.2.2 Tasks of the Project Team. The Project Team will: (a) propose any appropriate updates or amendments to the Micromet Program Plan or the accompanying budget for Development Expenses; (b) propose the Serono Program Plan (including the allocation of Development Activities therein) and the accompanying budget for Development Expenses as well as any appropriate updates or amendments thereto; (c) coordinate the activities undertaken by the Parties pursuant to the Development Program; and (d) take such other actions as are expressly delegated to Project Team by the Steering Committee. The Parties acknowledge and agree that certain portions of the Micromet Program Plan in the form attached to this Agreement as Exhibit G contain references to potential changes to the Micromet Program Plan or the studies to be performed pursuant to such plan, and that any such potential changes will become part of

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the Micromet Program Plan only upon unanimous consent of the Parties pursuant to the decision making processes set forth in Section 2.2.5 and 2.1.5.
          2.2.3 Meeting. The Project Team will meet not less than once every calendar quarter. Meetings may be held in person or by means of telecommunication (telephone, video, or web conferences); provided that at least one meeting per year will be held in person. At least four (4) members of the Project Team will constitute a quorum for any meeting, provided that at least two (2) representatives from each Party are present. The Project Team may meet more frequently by agreement of the Parties or upon the request of either Party. Each Party will bear its own costs associated with holding and attending Project Team meetings.
          2.2.4 Minutes. Minutes will be kept of all Project Team meetings by the hosting Party and sent to all members of the Project Team for review and approval within fourteen (14) days after each meeting. If the meeting is held by means of telecommunication, Micromet will be deemed to be the hosting Party during the Micromet Program, and Serono will be deemed to be the hosting Party during the Serono Program. Minutes will be deemed approved unless either Project Team Leader objects to the accuracy of such minutes by providing written notice to the other Project Team Leader within fourteen (14) days of receipt of the minutes. In the event of any such objection that is not resolved by mutual agreement of the Parties, such minutes will be amended to reflect such unresolved dispute.
          2.2.5 Decision Making. The Project Team will take action by unanimous consent of the Parties, with each Party having a single vote, irrespective of the number of representatives actually in attendance at a meeting or by a written resolution signed by both Project Team Leaders. If the Project Team is unable to reach unanimous consent on a particular matter within thirty (30) days of a formal vote requested by either Party on such matter, either Project Team Leader may refer such matter to the Steering Committee for resolution.
          2.2.6 Reporting. Within thirty (30) days after the end of each calendar quarter and at least one week prior to any Steering Committee meeting, the Project Team Leaders will provide to the Steering Committee a written progress report, which will describe the progress made in the performance of Development Activities since the last such report. In addition to the progress reports provided hereunder, it is contemplated that the Parties will maintain informal communications through the Project Team Leaders on their day-to-day activities under this Agreement.
          2.2.7 Dissolution. If Micromet does not exercise the Co-Promotion Option described in Section 5.1, then the Project Team will be disbanded upon the expiration of the Co-Promotion Option Period.
3. Development Program
     3.1 Micromet Program. Subject to the terms and conditions of this Agreement, Micromet will perform the following activities (collectively, the “Micromet Program”) following the Effective Date, all as described in further detail in the plan attached to this Agreement as Exhibit G, which plan will include the development timelines and a budget of

Development Expenses to be incurred pursuant to the Micromet Program (the “Micromet Program Plan”):
          3.1.1 Ongoing Trial. Completion of the following Phase II clinical trials of the Product being conducted by Micromet as of the Effective Date: MT201-201 (prostate cancer) and MT201-202 (metastatic breast cancer) (each, an “Ongoing Trial”);
          3.1.2 Interim Study Report. Compilation of initial statistical analysis of each Ongoing Trial (each, an “Interim Study Report”), to be performed [***] weeks after registration of the last patient in the applicable Ongoing Trial;
          3.1.3 Final Study Report. Preparation of a final study report for each Ongoing Trial (each, a “Final Study Report”), to be performed following database lock ([***] weeks after registration of the last patient) and completion of the applicable Ongoing Trial;
          3.1.4 BI Process Development Agreement. Management of Micromet’s collaboration relating to the development and scale-up of a manufacturing process for the Product pursuant to the BI Process Development Agreement;
          3.1.5 Combination Study. Performance of a Phase I clinical trial designed to demonstrate the safety of a combination of the Product with docetaxel (the “Combination Study”); and
          3.1.6 Ongoing Preclinical Work. Performance of certain additional preclinical activities relating to Product.
     3.2 Conduct of the Micromet Program.
          3.2.1 Efforts and Standards. Micromet will use Commercially Reasonable Efforts to conduct the Micromet Program, either itself or with or through Affiliates or Third Party contractors. Micromet will use or retain personnel with sufficient skills and experience as are required to accomplish efficiently and expeditiously the activities of the Micromet Program as set forth in the Micromet Program Plan in a good scientific manner and in compliance in all material respects with all Applicable Laws including GLP and GCP. Micromet will commit such amount of FTEs to conduct the Micromet Program as are necessary to accomplish the Micromet Program in a timely manner, and in any event no smaller amount of FTEs than are specified by the Micromet Program Plan. Serono will not be obligated to reimburse Micromet for any Development Expenses incurred by or on behalf of Micromet for the Micromet Program in excess of the total Development Expenses budgeted in the Micromet Program Plan, unless otherwise agreed in writing by Serono.
          3.2.2 Records. All preclinical work conducted by or on behalf of Micromet in the Micromet Program will be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks distinct from other work being conducted by Micromet. Micromet will also retain all clinical trial records required by

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Applicable Law to be maintained. On reasonable notice, and at reasonable intervals but not more than [***], Serono will have the right to audit Micromet’s compliance with this Section 3.2.2.
     3.3 Serono Program.
          3.3.1 Scope. Promptly after receipt by Serono of the Interim Study Reports for both Ongoing Trials, the Steering Committee will develop a strategy for the development of the Product and the further Development Activities through Marketing Approval of the Product, other than the Development Activities included in the Micromet Program (the “Serono Program”).
          3.3.2 Serono Program Plan.
               (a) During and promptly following the formulation of the Serono Program, the Project Team will prepare a plan describing the Development Activities to be performed during the Serono Program to enable the filing of BLAs and MAAs and the receipt of Marketing Approval for the Product in the Territory (the “Serono Program Plan”), including a budget of Development Expenses to be incurred pursuant to the Serono Program Plan and the procedures for the timely transfer to Serono of any preclinical and clinical analytical assays and clinical data, regulatory filings, and any other Licensed Know-How, materials, or data relating to the Product.
               (b) Within [***] days after receipt by Serono of the Final Study Reports for both Ongoing Trials, the Project Team will review and update the draft Serono Program Plan, if necessary, and present the Serono Program Plan to the Steering Committee for review and approval. Within [***] days of its receipt, the Steering Committee will approve the Serono Program Plan, after, if necessary, making any revisions thereto to render such Plan approvable.
          3.3.3 Commencement. The Serono Program will commence upon approval by the Steering Committee of the initial Serono Program Plan pursuant to Section 3.3.2 above.
          3.3.4 Responsibilities.
               (a) If Micromet has exercised the Co-Promotion Option with respect to both the United States and Europe, then the Parties, [***], will [***]. Subject to the foregoing, the Steering Committee will define the development strategy for each such Indication and approve the allocation of the Development Activities of the Serono Program Plan between the Parties in its discretion and the Project Team will coordinate the Development Activities undertaken by each Party for each such Indication.

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               (b) If Micromet has not exercised the Co-Promotion Option, or has exercised it with respect to the United States or Europe only, then the Steering Committee will approve the allocation of the Development Activities of the Serono Program Plan between the Parties in its discretion; provided, however, that notwithstanding anything in this Agreement to the contrary, any Development Activities allocated to Micromet will be subject to Micromet’s written consent.
               (c) Each Party will be responsible for the performance of such Development Activities as may be allocated to it under the Serono Program Plan pursuant to subsections (a) and (b) above. In any event, the Serono Program Plan will provide that Serono is responsible for performing all activities relating to Chemistry, Manufacturing and Controls (CMC) pursuant to the BI Process Development Agreement.
          3.3.5 Additional Indications.
               (a) At any time during the Co-Promotion Period, Micromet may submit to the Steering Committee a written proposal to add to the Serono Program any Indication from the list of Additional Indications that is not then included in the Serono Program. If the Steering Committee approves the inclusion of such Indication in the Serono Program, then the Serono Program Plan will be updated to include the Development Activities to be performed by the Parties in connection with such Indication. If the Steering Committee does not approve the inclusion of any such Indication in the Serono Program (each such Indication, a “Rejected Indication”), then, notwithstanding anything in this Agreement to the contrary, Micromet will have the right, at its own option and expense, to plan and conduct the development of the Product for each such Rejected Indication; provided, however, that Micromet may not conduct development of the Product for more than [***] Rejected Indications simultaneously; and provided further, however, that Micromet may not conduct development of the Product for any Rejected Indication if such Indication has not been approved pursuant to Section 2.1.5 for inclusion in the Serono Program based on a determination made in good faith, on the basis of substantiated medical or scientific rationale, that conducting the development of the Product for such Indication could present safety issues that could compromise the Serono Program. Micromet agrees and acknowledges that if and for so long as the Product is being developed as part of the Serono Program for the [***].
               (b) As Serono is responsible following the completion of the Micromet Program for conducting meetings and discussions related to the Product with regulatory authorities, including the FDA, Micromet will not, in the course of developing the Product for a Rejected Indication, conduct any such meetings or discussions without Serono’s participation or its prior written consent, which consent will not be unreasonably withheld. In addition, Micromet will not send any written materials to the FDA or any other regulatory authority regarding the Product unless such written materials have been reviewed and approved by Serono, which approval will not be unreasonably withheld. If Micromet receives any written or oral communications from the FDA or any other regulatory authority relating to the Product, Micromet will promptly notify Serono and provide a copy to Serono of any written

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communication, or notes of any oral communication. The Parties will confer regarding any response to such written or oral communication prior to its transmission by Serono to the FDA or other regulatory authority. Micromet will provide to Serono any safety data resulting from any clinical trials conducted of the Product in the Rejected Indication in accordance with Applicable Law and the safety reporting and data exchange agreement executed by the Parties pursuant to Section 3.8. Serono will be responsible pursuant to such safety reporting and data exchange agreement for reporting safety data to the FDA or other regulatory authorities.
               (c) At any time during which Micromet is developing the Product for a Rejected Indication, Micromet will provide to Serono a copy of any INDs, any interim analyses and final reports of clinical trials performed of the Product for such Rejected Indication, and will otherwise provide updates at the meetings of the Project Team and Steering Committee regarding the development of the Product for the Rejected Indication, including a detailed description of the development costs incurred by Micromet to date with respect to such development. Serono will have the right, not more than [***], to review source data of the clinical trials of the Product for the Rejected Indication that are available to Micromet. Micromet will conduct any clinical studies of the Product in the Rejected Indication in compliance in all material respects with all Applicable Laws including GCP. Serono may at any time during the period Micromet is developing the Product for a Rejected Indication elect to include such Rejected Indication as part of the Serono Program. Upon such election, (i) the Serono Program Plan will be updated to include the Development Activities to be performed by the Parties in connection with such Indication; (ii) Micromet will transfer to Serono any clinical data, regulatory filings including INDs, and any other Know-How, materials, or data that have been made, conceived or developed during the development of the Product for the Rejected Indication in an orderly fashion and in a manner such that the value of the delivered information and materials is preserved in all material respects; (iii) Micromet will assign or sublicense to Serono any Technology Acquisition Agreement entered into by Micromet pursuant to Section 6.3.1 with respect to the development of the Product for such Rejected Indication; (iv) Serono will [***]; (v) such Indication will cease to be a Rejected Indication; and (vi) Serono will [***].
               (d) If Micromet has completed all Pivotal Trials of the Product in a Rejected Indication that, as reasonably determined in good faith in accordance with the decision making processes set forth in Section 2.1.5, are required to support Marketing Approval for the Product in such Rejected Indication, then such Indication will cease to be a Rejected Indication and will be deemed included in the Serono Program, and Micromet will transfer to Serono any clinical data and any other Know-How, materials, or data that have been made, conceived or developed during the development of the Product for the Rejected Indication in an orderly fashion and in a manner such that the value of the delivered information and materials is preserved in all material respects. Micromet will also assign or sublicense to Serono any Technology Acquisition Agreement entered into by Micromet pursuant to Section 6.3.1 with

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respect to the development of the Product for such Rejected Indication. Serono will thereafter prepare and file a BLA or MAA for the Product in such Rejected Indication. Within [***] days of acceptance of such BLA or MAA by the relevant regulatory authority, Serono will [***], and [***]. The Parties will update the marketing plan developed pursuant to Section 5 to include such Rejected Indication and will Commercialize the Product for such Rejected Indication under the terms of this Agreement.
               (e) If the BI Process Development Agreement and the BI Process License Agreement have been assigned to Serono or Serono is then manufacturing Clinical Trial Materials, Serono will supply to Micromet Clinical Trial Materials required by Micromet for the development of any Rejected Indication [***]. Serono will use commercially reasonable efforts to ensure that capacity is available at a Serono manufacturing facility or a BI manufacturing facility to meet the foregoing obligation, provided that in the event of any capacity limitations, the supply of Clinical Trial Materials for the performance of the Serono Program or Product for the Commercialization of the Product will take precedence over the supply of Clinical Trial Materials required by Micromet for the development of such Rejected Indications.
          3.3.6 Records. All preclinical work conducted by or on behalf of the Parties in the Serono Program will be completely and accurately recorded, in sufficient detail and in good scientific manner, in separate laboratory notebooks distinct from other work being conducted by the applicable Party. Each Party will also retain all clinical trial records required by Applicable Law to be maintained in connection with the Serono Program or the development of any Rejected Indication. During any period when either both Parties are performing Development Activities under the Serono Program or Micromet is developing a Rejected Indication, on reasonable notice, and at reasonable intervals but not more than [***] [***], each Party will have the right to audit the other Party’s compliance with this Section 3.3.6.
     3.4 Diligence in Development.
          3.4.1 By Serono. Serono, itself or through one or more Affiliates, Sublicensees or other Third Parties, will use Commercially Reasonable Efforts to develop and obtain Marketing Approval for the Product in all Major Markets. Serono will perform the Serono Program in a good scientific manner and in compliance in all material respects with all Applicable Laws including GLP and GCP. All efforts of Serono’s Affiliates, Sublicensees and Third Party contractors will be considered efforts of Serono for the purpose of determining Serono’s compliance with its obligations under this Section 3.4.1. Serono’s fulfillment of its obligations to use Commercially Reasonable Efforts under this Section 3.4.1 will be conclusively established at any given time if, during the preceding [***] period, any one of the following situations applies: (a) with respect to any [***] period falling within the first [***] from the

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commencement of the Serono Program pursuant to Section 3.3.3, Serono, its Affiliates or Sublicensees [***]; (b) with respect to any subsequent [***] period, Serono, its Affiliates or Sublicensees [***]; (c) Serono, its Affiliates or Sublicensees [***]; (d) Serono, its Affiliates or Sublicensees [***]; or (e) the Parties collectively [***] with respect to [***] (i) at least [***] during such [***] period, or (ii) at least [***], in the aggregate, during such [***] period [***].
          3.4.2 By Micromet. Micromet will use Commercially Reasonable Efforts to perform its Development Activities under the Serono Program in a good scientific manner and in compliance in all material respects with all Applicable Laws including GLP and GCP. All efforts of Micromet’s Affiliates will be considered efforts of Micromet for the purpose of determining Micromet’s compliance with its obligations under this Section 3.4.2.
     3.5 Development Expenses.
          3.5.1 Obligation. Serono will bear all Development Expenses incurred by the Parties; provided, however, that (a) Serono will not have any obligation to make any payments in excess of [***] Euros (€[***]) with respect to the Micromet Program as described in the plan attached to this Agreement as Exhibit G; (b) Serono will not have any obligation to make any payments with respect to Micromet’s FTEs for the management of the Ongoing Trials, and (c) during the Co-Promotion Period, the allocation of Development Expenses incurred by the Parties for the Serono Program will be as set forth in Section 5.3.
          3.5.2 Reports and Payment. Serono will pay to Micromet on or before the first day of each calendar quarter the amount of Development Expenses budgeted to be incurred by Micromet in such calendar quarter as set forth in the applicable Development Plan. Within thirty (30) days of the end of each calendar quarter, Micromet will provide Serono with quarterly reports containing a detailed account of Development Activities performed by Micromet and Micromet’s Development Expenses incurred during the preceding calendar quarter, including the number of individuals that performed Development Activities, the number of FTE hours worked by each such individual and the out-of-pocket expenses incurred by Micromet. All reported charges will be in accordance with the budget for Development Expenses for the applicable Development Plan. Any such report will be considered Confidential Information of Micromet, subject to the terms and conditions of Section 9. The Development Expenses set forth in such reports will be reconciled with Serono’s payments for such quarter. If such payments are in excess of Micromet’s accumulated Development Expenses, then the amount of such excess will be credited against the next payment of Development Expenses due by Serono hereunder (or, if no such payment is due, refunded by Micromet to Serono within [***] days of such determination). If Micromet’s accumulated Development Expenses exceed the amount paid by Serono, then Serono will pay the excess amount to Micromet within [***] days of the determination.

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     3.6 Development Plan Updates. In the course of the performance of the Development Program, the Project Team will update the applicable Development Plan as it deems necessary and appropriate. In addition, the Project Team will update the budget for Development Expenses set forth in the applicable Development Plan in order to reflect the changes to the Development Plan. Any changes to a Development Plan, including changes to the budget for Development Expenses, are subject to approval by the Steering Committee.
     3.7 Technology Transfer; Assignment of BI Process Development Agreement and BI Process License Agreement.
          3.7.1 Technology Transfers. Upon commencement of the Serono Program pursuant to Section 3.3.3, the Parties will transfer the Licensed Know-How to Serono in accordance with the Serono Program Plan. In addition, from time to time in connection with the performance by the Parties of the Serono Program Plan, the Parties will share any analytical assays and clinical data, regulatory filings, and any other Know-How, materials, or data relating to the Product that have not already been shared between the Parties. The costs incurred by the transferring Party in connection with any transfers made pursuant to this Section 3.7.1 will be [***].
          3.7.2 Assignment of BI Process Development Agreement and BI Process License Agreement. Promptly following the Effective Date, Micromet will use diligent efforts to obtain BI’s consent to the assignment of the BI Process Development Agreement and the BI Process License Agreement to Serono, and if Micromet has received such consent, Micromet will assign the BI Process Development Agreement and the BI Process License Agreement to Serono [***] of the Serono Program pursuant to Section 3.3.3. If such consent is not received by Micromet prior to the end of such [***], the Parties will in good faith negotiate an alternate arrangement under which Micromet will supply Clinical Trial Materials and Product to Serono for Serono’s performance of this Agreement or take any actions pursuant to the BI Process Development Agreement and the BI Process License Agreement that would permit Serono or its designee to manufacture Clinical Trials Materials and the Product. If Micromet is supplying Clinical Trial Materials or Product to Serono and Micromet is also developing the Product for a Rejected Indication, then in the event of any capacity limitations with respect to the manufacture of Clinical Trial Materials or Product, the supply of Clinical Trial Materials for the performance of the Serono Program or Product for the Commercialization of the Product will take precedence over the supply of Clinical Trial Materials required by Micromet for the development of such Rejected Indication.
     3.8 Regulatory Obligations during the Development Program. During the Micromet Program, Micromet will maintain a safety database with respect to any animal studies or clinical trials conducted with the Product by or on behalf of Micromet and will be responsible for maintaining INDs and conducting any other regulatory activities required for the conduct of the Micromet Program, including communicating and preparing and filing all reports (including adverse drug experience reports) with the FDA or other applicable regulatory authorities. If Micromet receives any written or oral communications from the FDA or any other regulatory

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authority relating to the Product, Micromet will promptly notify Serono and provide a copy to Serono of any written communication, or notes of any oral communication. The Parties will confer regarding any response to such written or oral communication prior to its transmission to the FDA or other regulatory authority. Upon Micromet’s exercise of its Co-Promotion Option, the Parties will execute a safety reporting and data exchange agreement specifying safety reporting requirements and methods for exchange of important safety information regarding the Product. Upon the commencement of the Serono Program pursuant to Section 3.3.3, the Parties will maintain a common safety database for animal studies and clinical trials of the Product, which database will be managed by Serono. Serono will thereafter be responsible for maintaining INDs and conducting any other regulatory activities required for the conduct of the Serono Program, including communicating and preparing and filing all reports (including adverse drug experience reports) with the FDA or other applicable regulatory authorities.
     3.9 Clinical Trial Materials. Micromet will be responsible for purchasing any additional Clinical Trial Materials from BI pursuant to the BI Process Development Agreement that are required to conduct the Ongoing Clinical Trials and the Combination Study. Serono will be responsible for manufacturing or purchasing all Clinical Trial Materials required to conduct the Serono Program. The costs of manufacturing or purchasing Clinical Trial Materials for the conduct of the Serono Program will be Development Expenses.
     3.10 Progress Reports. The Parties will inform each other of their Development Activities through their interactions in the Project Team and through progress reports submitted to the Steering Committee. To the extent not otherwise provided for herein, upon request of a Party, the other Party will provide the requesting Party copies of clinical trial protocols, preliminary reports and final reports of any clinical studies performed by it, and any other information or data reasonably requested by the other Party.
4. Unilateral Commercialization by Serono
     4.1 Principles of Commercialization. Serono will be solely responsible for Commercializing the Product in the Territory during the Term; provided, however, that, during the Co-Promotion Period, Section 5 will apply to the Parties’ co-promotion of the Product in the Co-Promotion Territory.
     4.2 Regulatory Obligations during Commercialization. Serono will own and maintain all regulatory filings and Marketing Approvals for the Product developed pursuant to this Agreement, including all INDs, BLAs and MAAs (other than those INDs held by Micromet pursuant to the Micromet Program prior to their transfer to Serono pursuant to Section 3.7 and those INDs held by Micromet pursuant to Section 3.3.5). As between the Parties, Serono will be solely responsible for all activities in connection with maintaining Marketing Approvals and other regulatory approvals required for the Commercialization and manufacture of the Product in the Territory, including communicating and preparing and filing all reports (including adverse drug experience reports) with the applicable regulatory authorities.
     4.3 Regulatory Meetings. Serono will promptly notify Micromet in writing and in advance of any meeting with or inspection by any regulatory authority related to the Product and provide copies of any written correspondence and documentation relating thereto. At

Micromet’s option, and subject to Serono’s approval, which will not unreasonably be withheld, Micromet may have an employee or Third Party consultant participate in such meeting or inspection as an observer.
     4.4 Diligence in Commercialization. Serono will use Commercially Reasonable Efforts to launch the Product in a country after receiving all Marketing Approvals in such country, and thereafter will use Commercially Reasonable Efforts to Commercialize the Product in such country. Serono may sell the Product as part of a bundle with other Serono products or offer package deals to customers that include the Product, provided that for the calculation of Net Sales, the gross amount invoiced for the Product so treated will be deemed to be the weighted (by sales volume) average invoice price in the preceding calendar quarter for Product sold separately and the rebate or discount with respect to the Product may not exceed the weighted average rebate or discount on all other products sold as part of the bundle or package. Upon request of Micromet, Serono will provide to the Steering Committee a copy of the launch and annual marketing plans prepared by Serono with respect to the Commercialization of the Product, and any amendments or updates thereto.
     4.5 Product Supply. Serono will be responsible for manufacturing or purchasing all commercial supplies of the Product in the Territory.
     4.6 Branding, Trademarks, Trade Dress, and Logos. Serono will be the owner of all trademarks, trade dress, logos, slogans, designs and copyrights developed for or used on or in connection with the Commercialization of the Product in the Territory. Serono will select the trademark or trademarks used to identify the Product that will be Commercialized in the Territory pursuant to this Agreement. Serono will oversee the filing, prosecution and maintenance of all trademark registrations for the Product in the Territory. Serono will be responsible for the payment of any and all costs relating to filing, prosecution, and maintenance of the trademark or trademarks for the Product in the Territory.
5. Joint Development and Commercialization
     5.1 Option. Micromet will have the right to elect to develop and Commercialize the Product in the United States and in Europe jointly with Serono (the “Co-Promotion Option”) pursuant to the provisions of this Section 5.1. Within [***] days of commencement of the Serono Program pursuant to Section 3.3.3 (the “Co-Promotion Option Period”), Micromet may exercise the Co-Promotion Option with respect to one or both of the United States and Europe by providing written notice of such exercise to Serono designating the territory or territories with respect to which Micromet desires to exercise the option (such territory or territories, the “Co-Promotion Territory”). Such exercise will be effective immediately upon receipt of such notice by Serono. If Micromet does not exercise the Co-Promotion Option during the Co-Promotion Option Period, and Serono’s actual expenditures for Development Expenses during the initial [***] following expiration of the Co-Promotion Option Period do not equal at least [***] percent of the amounts for Development Expenses for such period set forth in the Serono Program Plan, then Serono will promptly so notify Micromet. For [***] day period following such notice,

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Micromet may exercise its Co-Promotion Option (treating such period as the Co-Promotion Option Period), upon written notice to Serono and the payment of Micromet’s share (as described in Section 5.3.1) of Development Expenses incurred by Serono to the date of option exercise.
     5.2 Co-Promotion Period. The “Co-Promotion Period” will commence upon Micromet’s exercise of the Co-Promotion Option and will expire upon the earlier of: (a) if Micromet has exercised the Opt-Out Option pursuant to Section 5.5 with respect to the entire Co-Promotion Territory, the end of the period described in Section 5.5.2 or (b) termination of the Parties’ development and Commercialization of the Product in the Co-Promotion Territory.
     5.3 Development Expenses during Co-Promotion Period.
          5.3.1 Split of Expenses. During the Co-Promotion Period, the development of the Product will continue pursuant to the terms of Sections 2, 3, and 4, subject to the terms and conditions of this Section 5. Micromet will be responsible for and pay a certain percentage, as set forth in Exhibit E, of the Development Expenses incurred by the Parties in connection with the development of the Product in the Co-Promotion Territory during the Co-Promotion Period in accordance with the Serono Program Plan (such amount, the “Micromet Contribution”).
          5.3.2 Report of Development Expenses Incurred. Within [***] days of the end of each calendar quarter during the Co-Promotion Period during which Development Expenses have been incurred by either Party in connection with the development of the Product in the Co-Promotion Territory, each Party incurring such Development Expenses will deliver a report to the other Party. Each such report will contain a detailed account of Development Activities performed and Development Expenses incurred during the preceding calendar quarter, including the number of individuals that performed Development Activities, the number of FTE hours worked by each such individual and the [***] incurred. Any such report will be considered Confidential Information of the Party submitting it, subject to the terms and conditions of Section 9. All reported charges will be in accordance with the budget for Development Expenses for the Serono Program.
          5.3.3 Reconciliation. Following receipt of such reports, there will be a reconciliation of the Development Expenses incurred during such calendar quarter by each Party, with a subsequent payment by one Party to the other to the extent necessary so that each Party bears its appropriate percentage share of such Development Expenses. Such balancing payments by one Party to the other to reimburse the other Party for the purposes of cost sharing under this Agreement will be approved by the Project Team within [***] ([***]) days of the end of each calendar quarter with respect to which reports have been delivered hereunder and will be made within [***] ([***]) days thereafter.
          5.3.4 Grace Period. Notwithstanding the foregoing provisions of Section 5.3, in the event that the budget for the current calendar year in the Serono Program Plan most recently approved by the Steering Committee [***] compared to the budget for such calendar year in the last Serono Program Plan approved before the start of such calendar year, then

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Micromet will have the right to delay the payment of its share of the Development Expenses [***] of such prior approved budgeted amount for [***]months following the end of the current calendar year; provided, however, that any payments which are not made on the date such payments would otherwise be due will bear interest until paid at the lower of (a) [***] above the overnight LIBOR rate in effect on the due date, or (b) the maximum rate permitted by applicable law, calculated on the number of days such payment is delayed.
     5.4 Co-Promotion Terms.
          5.4.1 Co-Promotion Agreement. Within [***] days after completion of the final study report for the first Pivotal Trial for the Product anywhere in the Co-Promotion Territory, if such completion occurs during the Co-Promotion Period, the Parties will negotiate in good faith a co-promotion agreement governing the co-promotion of Product by the Parties in the Co-Promotion Territory that will include the provisions of this Section 5.4 and such other terms that are customary and appropriate for a co-promotion arrangement (the “Co-Promotion Agreement”). Until such Co-Promotion Agreement is negotiated, the Parties will Commercialize the Product in the Co-Promotion Territory in accordance with the provisions of this Section 5.4 and Section 4.
          5.4.2 Joint Commercialization Committee. The co-promotion of the Product in the Co-Promotion Territory will be governed by a Joint Commercialization Committee (the “JCC”) to be established by the Parties. Each Party will have equal representation on the JCC, which will meet at least once per calendar quarter, at mutually agreeable times and locations, to discuss and coordinate the launch of the Product in the Co-Promotion Territory, the marketing and promotion of the Product and the strategies and programs that should be developed to maximize Net Profits generated with the Product. In addition, if there is more than one territory within the Co-Promotion Territory, the Parties will establish a regional commercialization committee for each such territory, with each such committee having the responsibilities allocated to such committee by the JCC. The JCC will be responsible for issues relating to branding, labeling, positioning, life cycle management and post-approval clinical trials of the Product in the territories within the Co-Promotion Territory. Any regional commercialization committee established for a territory within the Co-Promotion Territory will be responsible for any region-specific operational issues as the JCC may delegate, will report to the JCC on a regular basis and will refer any dispute to the JCC.
          5.4.3 Dispute Resolution. The JCC will take action by unanimous consent of the Parties, with each Party having a single vote. If the JCC is unable to reach unanimous consent on a particular matter within thirty (30) days of a formal vote requested by either Party on such matter, either Party may refer such matter to the Steering Committee for resolution pursuant to Section 2.1.5.
          5.4.4 Marketing Plan. The JCC will develop an annual marketing plan and budget for the promotion and detailing of the Product in the Co-Promotion Territory (the “Marketing Plan”). The Marketing Plan will include a comprehensive marketing, promotion

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and sales strategy for the Product, including a budget of Marketing Costs relating to the Product. The Marketing Plan will provide for activities of each Party (whether itself or with or through Affiliates) in the marketing and promotion of the Product in the Co-Promotion Territory that will be commensurate with the Parties’ respective marketing and sales force capabilities and will be designed to maximize Net Profits. The JCC will propose, and the Steering Committee will approve, the Marketing Plan. For each calendar year following the first commercial sale of the Product, the JCC will submit to the Steering Committee an annual Marketing Plan for the Product on or before November 15 of the calendar year preceding the calendar year to which such Marketing Plan relates.
          5.4.5 Costs and Profit Sharing.
               (a) Serono will set the sales price for, distribute and book all sales revenue for the Product in the Co-Promotion Territory.
               (b) As further described in subsection (c) below, [***] the [***], [***], [***], [***] and [***] incurred by either Party in connection with the Commercialization of the Product in the Co-Promotion Territory, and in lieu of paying royalties on Net Sales of the Product to Micromet under Section 7.3, Serono will pay to Micromet an amount corresponding to [***] of the Net Profits of the Product sold by Serono, its Affiliates or Sublicensees in the Co-Promotion Territory.
               (c) The payment of Micromet’s share of Net Profits due pursuant to this Section 5.4.5 is due and payable within [***] days of the end of each calendar quarter during the Co-Promotion Period during which there were sales of the Product in the Co-Promotion Territory. Serono will accompany each payment of Net Profits under this Agreement with a report setting forth, on a country-by-country basis, the amount of gross sales of the Product in such country, a calculation of Net Sales and Net Profits (with itemized deductions), the currency conversion rate used and EURO-equivalent of such Net Profits, and a calculation of the amount of Micromet’s share of Net Profits. Such report will be considered Confidential Information of Serono subject to the obligations of Section 9 of this Agreement.
5.5 Opt-Out Option.
          5.5.1 Description of Option. Micromet will have the right to opt out of the co-development and co-promotion of Product (the “Opt-Out Option”) with respect to (a) the entire Co-Promotion Territory, or (b) if both the United States and Europe compose the Co-Promotion Territory, either the United States or Europe individually. The territory or territories with respect to which Micromet exercises the Opt-Out Option will be referred to collectively as the “Opt-Out Territory.” Micromet may exercise the Opt-Out Option at any time by providing written notice to Serono, which exercise will become effective immediately upon receipt of such notice by Serono (such effective date, the “Opt-Out Date”).
          5.5.2 Expiration of the Co-Promotion Period for the Opt-Out Territory. If Micromet exercises the Opt-Out Option, then the Co-Promotion Period with respect to the Opt-

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Out Territory will expire upon the later of: (a) the date [***] following the Opt-Out Date, and (b) [***] of the then-current calendar year. Upon such expiration, (a) if the Opt-Out Territory included the entire Co-Promotion Territory, Micromet will have no further right to co-develop or co-promote the Product, or (b) if the Opt-Out Territory only included a portion of the Co-Promotion Territory, the definition of “Co-Promotion Territory” will be deemed amended to exclude the Opt-Out Territory and Micromet’s share of Development Expenses under Section 5.3 will be recalculated, on a going forward basis, based on the new Co-Promotion Territory.
          5.5.3 Restrictions on Funding Obligations. Notwithstanding anything to the contrary in this Agreement, Micromet’s obligation under Section 5.3 to co-fund Development Expenses in the Opt-Out Territory after the Opt-Out Date will extend only to Development Activities that are ongoing as of the Opt-Out Date and will expire at the end of the Co-Promotion Period.
          5.5.4 Milestone Payments. After the Opt-Out Date, Serono will pay, or cause to be paid, to Micromet, in addition to any other milestones and royalties due hereunder, the following milestone payments within [***] days following achievement of each of the following milestone events:
               (a) upon receipt of the first Marketing Approval for the Product anywhere in the Opt-Out Territory for any Indication, a payment equal to [***] of the amount of the Micromet Contribution that is allocable to the Opt-Out Territory, with such allocation determined by reference to the ratio of the percentages set forth in Exhibit E (such amount, the “Allocable Micromet Contribution”);
               (b) upon the later of (i) the [***] of the Product anywhere in the Opt-Out Territory or (ii) the date when the total amount of aggregate worldwide Net Sales of the Product equal [***], a payment equal to [***] of the Allocable Micromet Contribution; and
               (c) upon the later of (i) the [***] the first commercial sale of the Product anywhere in the Opt-Out Territory or (ii) the date when the total amount of aggregate worldwide Net Sales of the Product equal [***], a payment equal to [***] of the Allocable Micromet Contribution.
     By way of example: If Micromet exercised the Co-Promotion Option for the United States and Europe, the total amount of the Development Expenses incurred by the Parties in connection with the development of the Product in the Co-Promotion Territory during the Co-Promotion Period was US$[***] and Micromet exercised the Opt-Out Option with respect to the United States, then the Micromet Contribution would be US$[***]. Of the total Micromet Contribution, US$[***] would be allocable to the United States, and US$[***] would be allocable to Europe. Thus, Micromet would potentially be entitled to receive the following milestone payments under this Section 5.5.4: US$[***] under subsection (a), US$[***] under subsection (b), and US$ [***] under subsection (c).

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6. Intellectual Property; Grant of Rights and Licenses
     6.1 License Grants.
          6.1.1 By Micromet.
               (a) Subject to the terms and conditions set forth in this Agreement, Micromet hereby grants to Serono a worldwide, exclusive, royalty-bearing right and license (or sublicense, as applicable), with the right to grant sublicenses, under the Licensed Technology to make, have made, use, offer for sale, sell, and import the Product in the Field in the Territory.
               (b) The sublicense granted under Section 6.1.1(a) under Micromet’s license to the Third Party Patents is subject to the terms and conditions set forth in the Dyax Agreement and the CAT Agreement, respectively, and full copies of such agreements have been made available to Serono.
               (c) Serono hereby covenants and agrees not to use any Licensed Technology, nor grant any Third Party any license or right under any Licensed Technology, other than as expressly permitted in this Agreement, the Dyax Agreement or the CAT Agreement, as applicable.
          6.1.2 By Serono. Subject to the terms and conditions set forth in this Agreement, Serono hereby grants to Micromet a nonexclusive, royalty-free right and license under the Serono Collaboration Technology to perform Development Activities pursuant to the Micromet Program Plan and the Serono Program Plan.
          6.1.3 Reservation of Rights. Except for the rights specifically granted in this Agreement, Micromet reserves all rights to the Licensed Technology. Further, Micromet retains any rights under the Licensed Technology as may be required to perform its obligations under this Agreement. No implied licenses are granted under this Agreement.
     6.2 Ownership of Collaboration Technology.
          6.2.1 Micromet Collaboration Technology. Micromet will own all right, title, and interest in and to the Micromet Collaboration Technology, subject only to the licenses granted to Serono in this Agreement. Micromet will promptly disclose to Serono in writing, and will cause its Affiliates, agents and independent contractors to so disclose to Micromet, the development, making, conception or reduction to practice of any Micromet Collaboration Technology.
          6.2.2 Serono Collaboration Technology. Serono will own all right, title, and interest in and to any Serono Collaboration Technology, subject only to the licenses granted to Micromet in this Agreement. Serono will promptly disclose to Micromet in writing, and will cause its Affiliates, agents and independent contractors to disclose to Serono, the development, making, conception or reduction to practice of any Serono Collaboration Technology.
          6.2.3 Joint Collaboration Technology. Micromet and Serono will each own an undivided one-half interest in any Joint Collaboration Technology, without obligation to account to the other for the exploitation thereof or to seek consent of the other for the grant of any licenses thereunder, subject to the licenses and rights granted by the Parties in this

Agreement. Each Party will promptly disclose to the other Party in writing, and will cause its Affiliates, agents and independent contractors to so disclose to it, the development, making, conception or reduction to practice of any Joint Collaboration Technology.
          6.2.4 Employees, Agents and Independent Contractors. Each of Serono and Micromet will require all of its and its Affiliates’ employees to assign all inventions that are the subject of patent applications claiming Collaboration Technology and that are developed, made or conceived by such employees to Serono or Micromet according to the ownership principles described in this Section 6.2. Each Party will require any agents or independent contractors performing an activity pursuant to this Agreement to assign or grant a sublicensable license to all inventions that are the subject of patent applications claiming Collaboration Technology and that are developed, made or conceived by such agents or independent contractors to Serono and/or Micromet according to the ownership principles described in this Section 6.2.
     6.3 Third Party Technology.
          6.3.1 Technology Acquisition Agreement. Each Party hereby agrees not to enter into any Technology Acquisition Agreement without notifying the other Party in writing and receiving such Party’s written consent to such Technology Acquisition Agreement; provided, however, that notice to and consent of Micromet will not be required (a) if Serono seeks to enter into a Technology Acquisition Agreement with respect to any part of the Territory other than the Co-Promotion Territory or (b) following the expiration of the Co-Promotion Option Period if Micromet has not exercised the Co-Promotion Option; and provided further, that either Party will use commercially reasonable efforts to make any Technology Acquisition Agreements assignable or sublicensable to the other Party.
          6.3.2 Technology Acquisition Payments.
               (a) Subject to subsection (b) below, [***] will be responsible for and will make any Technology Acquisition Payments arising in connection with the development, manufacture or Commercialization of the Product in the Territory under its own Technology Acquisition Agreements and under any Technology Acquisition Agreements [***] or [***] provided, however, that [***] will not be responsible for or pay any Technology Acquisition Payments arising in connection with the development of the Product by [***]. [***] will make any Technology Acquisition Payments payable by it pursuant to this Section 6.3.2(a) in accordance with the terms of the applicable Technology Acquisition Agreement.
               (b) Notwithstanding subsection (a) above, [***] will only be responsible for and pay [***] ([***]%) of any Technology Acquisition Payments that become due after the Effective Date under Sections 3.2, 3.3, 3.4, and 3.5 of the [***], Section 3.1 of the [***], Sections 5.2.1 and 5.3.1 of the [***], and Section 4.1 of the [***] [***] [***] will be responsible for and pay the other [***] ([***]%) of such Technology Assignment Payments. The Parties will coordinate the payment of their respective

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[***] ([***]%) shares of such Technology Acquisition Payments as is appropriate and necessary to ensure compliance with the applicable Technology Acquisition Agreements. Other than the payments described in this subsection (b), [***] will not be responsible for any other payments due under any Technology Acquisition Agreements [***] based on license fees or the achievement of milestone events.
               (c) [***] may deduct a portion of the Technology Acquisition Payments paid [***] under this Agreement, [***].
          6.3.3 Compensation of Micromet Employees. The Parties acknowledge and agree that employees of Micromet and Micromet are each subject to the German Act on Employees’ Inventions (Arbeitnehmererfindergesetz, “ArbEG”) under which Micromet may have an obligation to compensate its employees if they are inventors of Collaboration Technology or intellectual property invented in connection with the development by Micromet of the Product for a Rejected Indication. Micromet will pay any such compensation to its employees who are inventors of Collaboration Technology or such other intellectual property at its own cost and expense.
     6.4 Prosecution and Maintenance of Patents.
          6.4.1 By Micromet. As between the Parties, Micromet will file, prosecute and maintain Patents in the Micromet Patents and the Micromet Collaboration Technology. [***] will bear all costs incurred in connection with the filing and prosecution of patent applications and patents included in the Micromet Patents, the Micromet Collaboration Technology. Micromet will provide Serono with copies of all material documents and correspondence relating to the prosecution of such Patents (a) promptly after receipt thereof from applicable patent authorities, and (b) a reasonable time in advance of filing for documents to be filed by Micromet with applicable patent authorities, in order to allow Serono time to review such materials and comment thereon. Serono’s comments will be taken into reasonable consideration by Micromet and its legal counsel in connection with the prosecution of such Patents. Serono will provide Micromet all reasonable assistance in prosecuting such Patents at [***] expense.
          6.4.2 By Serono. As between the Parties, Serono will file, prosecute and maintain Patents in the Joint Collaboration Technology and the Serono Collaboration Technology. [***] will bear all costs incurred in connection with the filing and prosecution of patent applications and patents included in the Joint Collaboration Technology and the Serono Collaboration Technology. Serono will provide Micromet with copies of all material documents and correspondence relating to the prosecution of Patents in the Joint Collaboration Technology (a) promptly after receipt thereof from applicable patent authorities, and (b) a reasonable time in advance of filing for documents to be filed by Serono with applicable patent authorities, in order to allow Micromet time to review such materials and comment thereon. Micromet’s comments will be taken into reasonable consideration by Serono and its legal counsel in connection with the prosecution of such Patents. Micromet will provide, and will cause it employees, agents and

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independent contractors to provide, Serono all reasonable assistance in prosecuting such Patents at [***] expense.
     6.5 Enforcement and Defense of Patents.
          6.5.1 Notice. If either Party learns that a Third Party is infringing or allegedly infringing any Patent within the Licensed Patents, the Micromet Collaboration Technology and Joint Collaboration Technology or if any Third Party claims that any such Patent is invalid or unenforceable, it will promptly notify the other Party thereof including available evidence of infringement or the claim of invalidity or unenforceability. The Parties will cooperate and use reasonable efforts to stop such alleged infringement or to address such claim without litigation.
          6.5.2 Enforcement and Defense of Licensed Patents, the Micromet Collaboration Technology and Joint Collaboration Technology.
               (a) Serono will have the first right (but not the obligation) to take the appropriate steps to remove any infringement or alleged infringement of, or to defend, any Patent within the Micromet Patents, the Micromet Collaboration Technology and the Joint Collaboration Technology, to the extent such infringement, alleged infringement or defense arises in respect of the development, manufacture or commercialization of a product that competes with the Product. Serono may take steps including the initiation, prosecution and control at its own expense of any suit, proceeding or other legal action by counsel of its own choice. Micromet will have the right, at its own expense, to be represented in any such action by counsel of its own choice. If such Patent is defended or enforced in the Co-Promotion Territory, then each of Micromet and Serono will bear such costs [***]. If the Patent is defended or enforced outside of the Co-Promotion Territory, then Micromet will bear [***] ([***]%) of such costs and Serono will bear [***] ([***]%) of such costs.
               (b) If, pursuant to Section 6.5.2(a) hereof, Serono fails to bring a suit, action or proceeding to remove such infringement or to defend against such claim within [***] days of the date one Party has provided notice to the other Party pursuant to Section 6.5.1 of such infringement or claim, then Micromet will have the right (but not the obligation), at its own expense, to bring any such suit, action or proceeding by counsel of its own choice, and Serono will have the right, at its own expense, to be represented in any such action by counsel of its own choice.
               (c) Other than as set forth in Section 6.5.2(a), Micromet will have the sole right (but not the obligation) to take the appropriate steps to remove any infringement or alleged infringement of, or to defend, any Patent within the Micromet Patents, the Micromet Collaboration Technology and the Joint Collaboration Technology. Micromet may take steps including the initiation, prosecution and control, at its own expense, of any suit, proceeding or other legal action by counsel of its own choice. Serono will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding Section 6.5.4, any settlements, damages or other monetary awards recovered pursuant to any such action with

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respect to the Micromet Patents or the Micromet Collaboration Technology will retained by Micromet.
          6.5.3 Actions with respect to Serono Collaboration Technology. Serono will have the sole right (but not the obligation) to take the appropriate steps to remove the infringement or alleged infringement, or to defend any claims of invalidity or unenforceability, with respect to any Patent within the Serono Collaboration Technology, including the initiation, prosecution and control at its own expense of any suit, proceeding or other legal action by counsel of its own choice. Micromet will have the right, at its own expense, to be represented in any such action by counsel of its own choice. Notwithstanding Section 6.5.4, any settlements, damages or other monetary awards recovered pursuant to any such action will retained by Serono.
          6.5.4 Cooperation; Damages.
               (a) If one Party brings any suit, action or proceeding under this Section 6.5, the other Party agrees to be joined as party plaintiff if necessary to prosecute the suit, action or proceeding and to give the first Party reasonable authority to file and prosecute the suit, action or proceeding; provided, however, that neither Party will be required to transfer any right, title or interest in or to any property to the other Party or any other party to confer standing on a Party hereunder.
               (b) The Party not pursuing the suit, action or proceeding hereunder will provide reasonable assistance to the other Party, including by providing access to relevant documents and other evidence and making its employees available, subject to the other Party’s reimbursement of any out-of-pocket expenses incurred by the non-enforcing or defending Party in providing such assistance.
               (c) Neither Party will settle or otherwise compromise any such suit, action or proceeding in a way that adversely affects the other Party’s intellectual property rights or its rights or interests with respect to the Product without such Party’s prior written consent.
               (d) Any settlements, damages or other monetary awards (the “Recovery”) recovered pursuant to a suit, action or proceeding brought pursuant to Sections 6.5.2(a), (b) or (c) will be allocated first to the costs and expenses of the Party taking such action, and second, to the costs and expenses (if any) of the other Party, with any remaining amounts (if any) to be allocated as follows:
                    (i) If Serono pursued the suit, action or proceeding:
                         (1) Serono will pay Micromet, within [***] ([***]) days of receipt of the Recovery, [***] ([***]%) thereof with respect to a country that is not within the Co-Promotion Territory, and

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                         (2) the Recovery with respect to a country that is within the Co-Promotion Territory will be deemed to be Net Profits, and Serono will pay to Micromet [***] ([***]%) of such Recovery within [***] ([***]) days of receipt of such Recovery.
                    (ii) If Micromet pursued the suit, action or proceeding, the Recovery will be split between the Parties [***] in connection with such suit, action or proceeding, and Micromet will pay to Serono its share of the Recovery within [***] ([***]) days of receipt of such Recovery.
     6.6 Consequences of Patent Challenge.
          6.6.1 Termination on Patent Challenge. Micromet will be permitted to terminate this Agreement by written notice effective upon receipt if Serono or its Affiliates directly, or indirectly through assistance granted to a Third Party, commence any interference or opposition proceeding, challenge the validity or enforceability of, or oppose any extension of or the grant of a supplementary protection certificate with respect to, any Licensed Patents or Patent within the Micromet Collaboration Technology (each such action a “Patent Challenge”).
          6.6.2 Sublicensees. Serono will include provisions in all agreements granting sublicenses of Serono’s rights hereunder providing that if the Sublicensee or its Affiliates undertake a Patent Challenge with respect to any Licensed Patents under which the Sublicensee is sublicensed, Serono will be permitted to terminate such sublicense agreement. If a Sublicensee of Serono (or an Affiliate of such Sublicensee) undertakes a Patent Challenge of any such Licensed Patent under which such Sublicensee is sublicensed, then Serono upon receipt of notice from Micromet of such Patent Challenge will terminate the applicable sublicense agreement. If Serono fails to so terminate such sublicense agreement, Micromet may terminate this Agreement.
7. Fees and Payments
     7.1 Initial License Fee. In consideration of Micromet’s performance of the Micromet Program and its grant of the rights and licenses to Serono hereunder, within [***] ([***]) days of the Effective Date, Serono will pay, or cause to be paid, to Micromet a non-creditable initial license fee in the amount of Ten Million US Dollars (US$10,000,000).
     7.2 Development Milestones. As further consideration for Micromet’s performance of the Micromet Program and its grant of the rights and licenses to Serono hereunder, Serono will pay, or cause to be paid, to Micromet non-creditable payments in the amounts set forth on Exhibit D attached hereto within [***] ([***]) days of the achievement of the corresponding events described on such exhibit by Serono, its Affiliates or Sublicensees. Each milestone payment is payable only once.

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     7.3 Royalties.
          7.3.1 Royalty Rates. As further consideration for Micromet’s grant of the rights and licenses to Serono hereunder, subject to the adjustments provided for in Section 7.3.3, Serono will pay, or cause to be paid, to Micromet a royalty equal to:
               (a) [***] percent ([***]%) of worldwide Net Sales of the Product for that portion of the total amount of aggregate worldwide Net Sales of the Product in any calendar year that is less than or equal to [***]
               (b) [***] percent ([***]%) of worldwide Net Sales of the Product for that portion of the total amount of aggregate worldwide Net Sales of the Product in any calendar year that is greater than [***] but less than or equal to [***]
               (c) [***] percent ([***]%) of worldwide Net Sales of the Product for that portion of the total amount of aggregate worldwide Net Sales of the Product in any calendar year that is greater than [***] but less than or equal to [***]; and
               (d) [***] percent ([***]%) of worldwide Net Sales of the Product for that portion of the total amount of aggregate worldwide Net Sales of the Product in any calendar year that is greater than [***].
     For the avoidance of doubt, the calculation of Net Sales for purposes of the above thresholds will include [***] without regard to whether (a) [***] or (b) [***]
          7.3.2 Aggregation of Net Sales; Royalty Term.
               (a) The Parties agree and acknowledge that the determination of aggregate worldwide Net Sales for the tiers described in Section 7.3.1 will be based upon the Net Sales of the Product then accrued during each applicable calendar year (or portion thereof) and the determination of a particular royalty rate then-applicable to a particular sale of the Product will be made as of the date such sale was invoiced.
               (b) Royalties due under the preceding Section 7.3.1 will commence upon the first commercial sale of the Product in a particular country in the Territory and will expire on a country-by-country basis upon the later of: (i) the expiration of the last-to-expire Micromet Patent or [***] or [***] containing a Valid Claim that would be infringed by the sale of the Product in such country by an unlicensed Third Party if such unlicensed Third Party were to sell the Product in such country for an Indication for which Marketing Approval for the Product has

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been granted in such country (such Valid Claim a “Qualified Valid Claim”), or (ii) [***] years from the first commercial sale of the Product in such country.
          7.3.3 Royalty Adjustments.
               (a) The royalty rates of Section 7.3.1 will be reduced by [***] ([***]%) (i.e., to [***]%, [***]%, [***]%, and [***]%, respectively) in any country where the Product is sold where there is no Micromet Patent or Patent within the Micromet Collaboration Technology or the Joint Collaboration Technology containing a Qualified Valid Claim. The Parties agree and acknowledge that the royalty rate applicable to any such particular sale of the Product will be determined in accordance with the royalty rate then in effect at the time such sale of the Product was invoiced.
               (b) If all Technology Acquisition Payments payable by Serono, taken together in the aggregate, exceed [***] percent ([***]%) of worldwide Net Sales of the Product in a given calendar quarter, then Serono may credit against the amount of any royalties due and payable by Serono pursuant to Section 7.3.1 an amount equal to [***] ([***]%) of the portion of such aggregate Technology Acquisition Payments that exceeds [***] ([***]%) of worldwide Net Sales of the Product during such calendar quarter.
               (c) Under no circumstances will the royalties payable by Serono to Micromet under this Section 7.3 be reduced below [***]([***]%) of Net Sales in any country during any calendar quarter, notwithstanding operation of the foregoing Sections 7.3.3(a) and 7.3.3(b). Any amount that has not been so offset may be offset against royalties due in subsequent calendar quarters, subject to the limitation set forth in the previous sentence.
          7.3.4 Royalties Payable Only Once. For clarity, Serono’s obligation to pay royalties to Micromet under this Section 7.3 is imposed only once with respect to the same unit of the Product regardless of the number of Micromet Patents or Patents within the Micromet Collaboration Technology or the Joint Collaboration Technology pertaining thereto.
8. Payment Terms
     8.1 Payment Method. All amounts due to Micromet hereunder will be paid in EURO by wire transfer in immediately available funds to an account designated by Micromet. Any payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at the lower of (a) [***] above the overnight LIBOR rate in effect on the due date, or (b) the maximum rate permitted by applicable law, calculated on the number of days such payment is delinquent.
     8.2 Payment Schedules; Reports. The payments due pursuant to Section 7.2 are due and payable on the dates described therein. Royalty payments due pursuant to Section 7.3 are due and payable within [***] ([***]) days of the end of each calendar quarter during the Term during which there were Net Sales of the Product in the Territory. Serono will accompany each payment of royalties under this Agreement with a report setting forth, on a country-by-country

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basis, the amount of gross sales of the Product in such country, a calculation of Net Sales, the currency conversion rate used and EURO-equivalent of such Net Sales, and a calculation of the amount of royalty payment due on such Net Sales. Such report will be considered Confidential Information of Serono subject to the obligations of Section 9 of this Agreement.
     8.3 Currency Conversion. For any currency conversion required in determining the amount of royalties or Net Profits due hereunder, such conversion will be made at the exchange rate used by Serono, consistent with its general internal corporate policies, for its own consolidation purposes for the translation of such currency into EURO on the day that is the last business day of the applicable quarterly period for any royalty or Net Profit payments due pursuant to this Agreement. Such policies will be made available to Micromet upon request and will be consistent with customary industry practices.
     8.4 Legal Restrictions. If at any time legal restrictions prevent the remittance by Serono of all or any part of royalties on Net Sales or Net Profits in any country, Serono will have the right and option to make such payment by depositing the amount thereof in local currency to an account in the name of Micromet in a bank or other depository in such country. Serono will consult with Micromet regarding, and promptly notify Micromet of, any and all such arrangements.
     8.5 Taxes.
          8.5.1 Withholding Taxes. Micromet will be responsible for any and all income or other taxes owed by Micromet and required by applicable law to be withheld or deducted from any of the royalty and other payments made by or on behalf of Serono to Micromet hereunder (“Withholding Taxes”), and Serono may deduct from any amounts that Serono is required to pay hereunder an amount equal to such Withholding Taxes. Micromet will provide Serono any information available to Micromet that is necessary to determine the Withholding Taxes. Such Withholding Taxes will be paid to the proper taxing authority for Micromet’s account and evidence of such payment will be secured and sent to Micromet within one (1) month of such payment. The Parties will do all such lawful acts and things and sign all such lawful deeds and documents as either Party may reasonably request from the other Party to enable Micromet and Serono or its Affiliates or Sublicensees to take advantage of any applicable legal provision or any double taxation treaties with the object of paying the sums due to Micromet hereunder without withholding or deducting any Withholding Taxes.
          8.5.2 Additional Withholding Taxes. If, as a result of any change in the corporate status or location of Serono, or the permitted assignment of this Agreement by Serono, additional Withholding Taxes become due on payments from Serono or its permitted assignee to Micromet that would not have been due absent such change in corporate status or location or permitted assignment, and Micromet is not able to claim a credit or reimbursement for such tax, in whole or in part, then Serono will deduct Withholding Taxes in accordance with this Section 8.5, but will, in addition to the sums otherwise payable under this Agreement, pay to Micromet such further sum as will ensure that, after deduction of Withholding Taxes on all such sums, the net amount received by Micromet equals the amount that Micromet would have received had the non-creditable or non-reimbursable amount of such additional Withholding Taxes not been deducted. To the extent that any such amount paid by Serono to Micromet in accordance with this Section 8.5 is in fact subsequently able to be claimed by Micromet as a credit or reimbursement for such tax otherwise deducted, then Micromet will pay such amount to Serono.
     8.6 Records Retention; Audit.
          8.6.1 Record Retention. Each Party will maintain complete and accurate books, records and accounts used for the determination of expenses incurred in connection with the performance of Development Activities or relevant for the calculation of Net Sales and Net Profits, in sufficient detail to confirm the accuracy of any payments required under this Agreement, which books, records and accounts will be retained by such Party until [***] years after the end of the period to which such books, records and accounts pertain.
          8.6.2 Audit. Each Party will have the right to have an independent certified public accounting firm of internationally recognized standing, reasonably acceptable to the other Party, to have access during normal business hours, and upon reasonable prior written notice, to such of the records of the other Party as may be reasonably necessary to verify the accuracy of any Development Expenses shared or paid by the other Party under this Agreement or the calculation of Net Sales or Net Profits for any calendar quarter ending not more than three (3) years prior to the date of such request; provided, however, that no Party will not have the right to conduct more than [***]. The accounting firm will disclose to the Parties only whether the Development Expenses, Net Sales or Net Profits reported by the audited Party are correct or incorrect and the specific details concerning any discrepancies. The auditing Party will bear all costs of such audit, unless the audit reveals a discrepancy in the audited Party’s favor of more than [***], in which case the audited Party will bear the cost of the audit.
          8.6.3 Payment of Additional Amounts. If, based on the results of any audit, additional payments are owed to either Party under this Agreement, then the other Party will make such additional payments promptly after the accounting firm’s written report is delivered to both Parties.
          8.6.4 Confidentiality. Each Party will treat all information subject to review under this Section 8.6 in accordance with the provisions of Section 9 and will cause its accounting firm to enter into a reasonably acceptable confidentiality agreement with the audited Party obligating such firm to maintain all such financial information in confidence pursuant to such confidentiality agreement.
9. Confidentiality
     9.1 Definition. During the Term and subject to the terms and conditions of this Agreement, a Party (the “Disclosing Party”) may communicate to the other Party (the “Receiving Party”) information in connection with this Agreement or the performance of its obligations under this Agreement, including any information regarding reports provided pursuant to this Agreement, scientific and manufacturing information and plans, marketing and business plans, and financial and personnel matters relating to a Party or its Affiliates or its or their

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present or future products, sales, suppliers, customers, employees, investors or business (collectively, “Confidential Information”).
     9.2 Exclusions. Notwithstanding the foregoing, any information of a Party will not be deemed Confidential Information with respect to the Receiving Party for purposes of this Agreement if such information:
               (a) was already known or available to the Receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use to the Disclosing Party or its Affiliates, at the time of disclosure to the Receiving Party;
               (b) was generally available or known to parties reasonably skilled in the field to which such information pertains, or was otherwise part of the public domain, at the time of its disclosure to the Receiving Party;
               (c) became generally available or known to parties reasonably skilled in the field to which such information pertains, or otherwise became part of the public domain, after its disclosure to the Receiving Party through no fault of or breach of its obligations under this Section 9 by the Receiving Party;
               (d) was disclosed to the Receiving Party or its Affiliates, other than under an obligation of confidentiality or non-use, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or
               (e) was independently discovered or developed by the Receiving Party or its Affiliates, as evidenced by their written records, without the use of, and by personnel who had no access to, Confidential Information belonging to the Disclosing Party.
     9.3 Disclosure and Use Restriction. Except as expressly provided herein, the Parties agree that, during the Term and for [***] years thereafter, each Party and its Affiliates and sublicensees will keep completely confidential and will not publish or otherwise disclose any Confidential Information of the other Party, its Affiliates or sublicensees. Neither Party will use any Confidential Information of the other Party without such other Party’s consent, except in connection with performance of this Agreement.
     9.4 Authorized Disclosure. Each Party may use and disclose Confidential Information of the other Party to the extent that such use and disclosure is:
          9.4.1 made in response to a valid order of a court of competent jurisdiction or other governmental or regulatory body of competent jurisdiction; provided, however, that such Party will first have given notice to such other Party and given such other Party a reasonable opportunity to quash such order and to obtain a protective order requiring that the Confidential Information that is the subject of such order be held in confidence by such court or governmental or regulatory body or, if disclosed, be used only for the purposes for which the order was issued; and provided, further, however, that if a disclosure order is not quashed or a protective order is

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not obtained, the Confidential Information disclosed in response to such court or governmental order will be limited to that information which is legally required to be disclosed in response to such court or governmental order;
          9.4.2 otherwise required by applicable law; provided, however, that the disclosing Party will provide such other Party with notice of such disclosure in advance thereof to the extent practicable;
          9.4.3 made by such Party to the regulatory authorities as required in connection with any filing of INDs, BLAs, MAAs, or similar applications or requests for regulatory approvals; provided, however, that reasonable measures will be taken to assure confidential treatment of such information;
          9.4.4 made by such Party in connection with the prosecution or defense of litigation, including a disclosure made by Micromet to meet Micromet’s discovery obligations in Micromet AG v. Cell Therapeutics, Inc., No. CV04-0290 RSM, pending in the United States District Court for the Western District of Washington; provided, however, that all information so disclosed by Micromet will be marked with the legend “Highly Confidential” pursuant to the terms of the Court’s November 12, 2004 Protective Order;
          9.4.5 made by such Party, in connection with the performance of this Agreement, to Affiliates, permitted sublicensees, employees, consultants, independent contractors or agents, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9;
          9.4.6 made by such Party to existing or potential acquirers or merger candidates; investment bankers; existing or potential investors, venture capital firms or other financial institutions or investors for purposes of obtaining financing, each of whom prior to disclosure must be bound by obligations of confidentiality and non-use at least equivalent in scope to those set forth in this Section 9; or
          9.4.7 made in a patent application filed pursuant to this Agreement.
     9.5 Terms of Agreement to be Maintained in Confidence. Subject to the provisions of this Section 9, the Parties agree that the terms of this Agreement are deemed Confidential Information of both Parties and will be subject to the restrictions on use and disclosure set forth herein.
10. Public Communications
     10.1 General Provisions. The Parties will cooperate with respect to the timing and content of communications with the public regarding the development and Commercialization of the Product, subject to the provisions of this Section 10.
     10.2 Use of Name. Neither Party will make public use of the other Party’s name except (a) in connection with announcements and other permitted disclosures relating to this Agreement and the activities contemplated hereby, (b) as required by applicable law or the rules or regulations applicable to the listing or quoting of the securities of either Party or its Affiliates on any stock or securities exchange, and (c) otherwise as agreed in writing by such other Party.
   10.3 Press Releases.
          10.3.1 Permitted Announcements. The Parties hereby approve the joint press release set forth in Exhibit H and will cooperate in the release thereof as soon as practicable after the signature of this Agreement by the Parties. The Parties agree that Micromet may disclose by press release or other public announcement the receipt of any milestone payment hereunder (except the amount of such payment may not be disclosed unless such disclosure is approved by Serono in writing). Further, if in the reasonable opinion of a Party’s legal counsel a press release or public announcement is legally required by applicable law or the rules or regulations applicable to the listing or quoting of the securities of such Party or its Affiliates on a stock or securities exchange, such Party may issue such press release or make such other public announcement. Any press release or other public announcement will be made pursuant to the procedures set forth in Section 10.3.3.
          10.3.2 No Other Disclosures. Except to the extent already disclosed in a press release or other public announcement pursuant to Section 10.3.1, neither Party will make any public announcements concerning this Agreement or the subject matter hereof except with the prior approval of the other Party, and then only pursuant to the procedures set forth in Section 10.3.3.
          10.3.3 Procedures. Each Party will use reasonable efforts to submit to the other Party a draft of any public announcement (“Proposed Disclosure”) for review and comment at least [***] prior to the date on which such Party plans to make such announcement, and in any event will submit such draft to the other Party at least [***] prior to the release of such Proposed Disclosure, and will review and consider in good faith any comments provided in response by the other Party. If a Party is unable to comply with the foregoing [***] notice requirement because of a legal obligation or stock or securities exchange requirement to make more rapid disclosure, such Party will not be in breach of this Agreement but will in that case give telephone notice to a senior executive of the other Party and provide a draft of the Proposed Disclosure with as much notice as possible prior to the release of such announcement.
     10.4 Publications. At least [***] prior to submission of any material for publication or presentation related to the Development Activities or the development by Micromet of the Product for a Rejected Indication, the submitting Party will provide to the other Party a draft of such material for its review and comment. The receiving Party will provide any comments to the submitting Party within [***] of receipt of such materials. No publication or presentation with respect to the Development Activities or the development by Micromet of the Product for a Rejected Indication will be made unless and until the other Party’s comments on the proposed publication or presentation have been addressed and changes have been agreed upon and any information has been removed that is determined by the other Party to be its Confidential Information or that the other Party desires to maintain in secrecy to maximize the commercial

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value of this Agreement; provided, however, that the Parties agree that appropriate disclosure will be made of clinical data for the Product following receipt of any Marketing Approval for the Product. If requested in writing by the other Party, the submitting Party will withhold material from submission for publication or presentation for an additional [***] to allow for the filing of a patent application or the taking of such measures as may be appropriate to establish and preserve proprietary rights in the information in the material being submitted for publication or presentation.
11. Term and Termination
     11.1 Term. The term of this Agreement (the “Term”) will commence on the Effective Date and end upon the later of (a) the date of expiration of all royalty payment obligations for the Product as provided in Section 7.3 or (b) the date of the expiration or invalidation of the last Third Party Patent sublicensed to Serono hereunder, unless earlier terminated as provided in this Agreement.
     11.2 Termination for Material Breach.
          11.2.1 Material Breach. Any material failure by a Party (the “Breaching Party”) to comply with any of its material obligations provided for in this Agreement will entitle the other Party (the “Non-Breaching Party”) to give to the Breaching Party written notice specifying the nature of the material breach, requiring the Breaching Party to make good or otherwise cure such material breach.
          11.2.2 Cure of Material Breach. If such breach is not cured within [***] days after the receipt of notice pursuant to Section 11.2.1 above (or, if such breach cannot be cured within such [***] period, if the Party in material breach does not commence actions to cure such breach within such period and thereafter diligently continue such actions and cure such breach within [***] days after the receipt of such notice, except in the case of a breach of a payment obligation, as to which the Breaching Party will have only a [***] cure period), the Non-Breaching Party will have the right, on written notice to the Breaching Party, to terminate this Agreement without prejudice to any of the other rights and remedies conferred on it by this Agreement or by applicable law.
     11.3 Termination at Will. Serono may terminate this Agreement it its entirety, for any reason or no reason: (a) [***] upon written notice to Micromet following receipt by Serono of the Final Study Report for either Ongoing Trial, and (b) upon [***] prior written notice to Micromet at any time thereafter.

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12. Effects of Termination
   12.1 Post-Termination Activities.
          12.1.1 Assignments. Upon termination of this Agreement in its entirety for any reason, Serono will promptly (and in each case within sixty (60) days of receipt of Micromet’s request) and at no cost to Micromet:
               (a) reassign to Micromet the BI Process Development Agreement and the BI Process License Agreement, if such agreements have been assigned to Serono and if BI consents to such reassignment;
               (b) upon Micromet’s request, assign to Micromet all of Serono’s right, title and interest in and to any agreements between Serono and Third Parties that are freely assignable by Serono and that relate solely to the development or manufacture of the Product;
               (c) assign to Micromet all of Serono’s right, title and interest in and to any trademarks (including any goodwill associated therewith) Controlled by Serono and used in connection with Commercialization of the Product in the Territory, including any registrations for the foregoing;
               (d) transfer to Micromet copies of all data and materials Controlled by Serono and made or developed in the Serono Program that are necessary for the development or Commercialization of the Product;
               (e) assign to Micromet, to the extent freely assignable by Serono, the management and continued performance of any clinical trials for the Product ongoing as of the effective date of such termination;
               (f) transfer to Micromet all of Serono’s right, title and interest in and to any and all regulatory filings and Marketing Approvals Controlled by Serono for the Product, including any INDs, BLAs, and MAAs; and
               (g) to the extent that any agreement described in this Section 12.1.1 is not assignable by Serono, then such agreement will not be assigned, and upon the request of Micromet, Serono will cooperate in good faith and use commercially reasonable efforts to allow Micromet to obtain and to enjoy the benefits of such agreement in the form of a license or other right to the extent Serono has the right and ability to do so.
          12.1.2 Manufacturing Activities. Upon termination of this Agreement in its entirety during the Serono Program for any reason, Serono will:
               (a) upon Micromet’s request, if Serono is then manufacturing the Product, supply Micromet with clinical and commercial quantities of the Product for the shorter of (i) the period until Micromet or its designee has established and validated a manufacturing process for the Product and is approved to manufacture clinical trial and commercial supplies of the Product or (ii) [***] from the effective date of such termination; provided, however, that Micromet will reimburse Serono for [***] of the reasonable and documented costs incurred by Serono in such manufacturing activities; and
               (b) if Serono is then manufacturing the Product, transfer the completed manufacturing process for the Product to Micromet or its designee upon Micromet’s request and at its cost and expense.
          12.1.3 License Grant. Upon termination of this Agreement in its entirety for any reason, Serono will grant to Micromet a worldwide, exclusive, royalty-bearing right and license, with the right to sublicense and authorize the grant of further sublicenses, under the Serono Collaboration Technology and Serono’s rights and interest in the Joint Collaboration Technology to make, have made, use, sell, offer for sale, and import the Product in the Territory in the Field; provided, however, that Micromet will be responsible for any payments associated with the grant of any license pursuant to the preceding sentence. Micromet will pay Serono a royalty of [***] of Net Sales of the Product in any country where the Product is sold where there is a Patent within Serono Collaboration Technology or the Joint Collaboration Technology containing a Valid Claim that would be infringed by the sale of the Product in such country by an unlicensed Third Party if such unlicensed Third Party were to sell the Product in such country for an Indication for which Marketing Approval for the Product has been granted in such country, with the following adjustments to the applicable defined terms: (i) Micromet being substituted for Serono in the definitions of “Net Sales” and “Sublicensee,” and (ii) for Net Sales, the determination of the Parties being substituted for the determination of the Steering Committee with respect to Combination Products. Such royalties will be paid by Micromet to Serono in accordance with the provisions of Sections 8.1 through 8.6 hereof, applying mutatis mutandis the obligations of Serono therein to Micromet.
     12.2 Sublicensees. In the event this Agreement terminates for any reason, each of Serono’s Sublicensees at such time will continue to have the rights and license set forth in their sublicense agreements, subject to the continued performance of the obligations thereunder; provided, however, that such Sublicensee agrees in writing that Micromet is entitled to enforce all relevant terms and conditions of such sublicense agreement directly against such Sublicensee, and provided further, however, that such Sublicensee is not then in breach of its sublicense agreement.
     12.3 Sale of Inventory. Upon any termination of this Agreement, Serono and its Affiliates and Sublicensees will be entitled, during the next [***], to sell any inventory of the Product which remains on hand as of the effective date of the termination, so long as Serono pays to Micromet the royalties applicable to said subsequent sales in accordance with the terms and conditions set forth in this Agreement.
     12.4 Rights upon Expiration. Upon expiration of this Agreement pursuant to Section 11.1, Serono will have a worldwide, non-exclusive, royalty-free, irrevocable right and license, with the right to sublicense and authorize the grant of further sublicenses, under the Licensed

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Know-How to make, have made, use, sell, offer for sale, and import the Product in the Territory in the Field.
     12.5 Accrued Rights. Termination of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of a Party prior to the effective date of such termination. Such termination will not relieve a Party from obligations that are expressly indicated to survive the termination of this Agreement.
     12.6 Survival. The following Sections, together with any definitions used or exhibits referenced therein, will survive any termination or expiration of this Agreement: 6.2; 6.4.2; 6.5 (only with respect to pending actions); 5.4.5; 7 and 8 (only as to accrued and unpaid amounts); 8.6; 9; 12; 13; 15; and 16.
13. Indemnification and Insurance
     13.1 Indemnification of Micromet. Serono will indemnify Micromet, its Affiliates, and their respective directors, employees and agents (each, a “Micromet Indemnitee”), and defend and save each of them harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses) (collectively, “Losses”) arising in connection with any and all claims, demands, lawsuits, or investigations by a Third Party (each a “Third Party Claim”) against a Micromet Indemnitee, to the extent caused by or arising out of: (a) any breach by Serono of this Agreement, (b) the gross negligence or willful misconduct on the part of Serono or its Affiliates or Sublicensees in performing any activity contemplated by this Agreement, or (c) the development or Commercialization of the Product in the Territory by or on behalf of Serono (other than by or on behalf of Micromet or its Affiliates); in each case, excluding any Losses for which Micromet has an obligation to indemnify Serono pursuant to Section 13.2.
     13.2 Indemnification of Serono. Micromet will indemnify Serono, its Affiliates, and their respective directors, employees and agents (each, a “Serono Indemnitee”), and defend and save each of them harmless from and against any and all Losses arising in connection with any and all Third Party Claims against a Serono Indemnitee, to the extent caused by or arising out of: (a) any breach by Micromet of this Agreement, (b) the gross negligence or willful misconduct on the part of Micromet or its Affiliates in performing any activity contemplated by this Agreement, (c) the development or Commercialization of the Product in the Territory by or on behalf of Micromet (other than by or on behalf of Serono or its Affiliates or Sublicensees), or (d) the lawsuit Micromet AG v. Cell Therapeutics, Inc., No. CV04-0290 RSM, pending in the United States District Court for the Western District of Washington, and any further lawsuits or other proceedings arising therefrom or related thereto; in each case, excluding any Losses for which Serono has an obligation to indemnify Micromet and its Affiliates pursuant to Section 13.1.
     13.3 Notice of Claim. All indemnification claims in respect of any Serono Indemnitee or Micromet Indemnitee seeking indemnity under Sections 13.1 or 13.2 (collectively, the “Indemnitees” and each an “Indemnitee”) will be made solely by the corresponding Party (the “Indemnified Party”). The Indemnified Party will give the indemnifying Party (the “Indemnifying Party”) prompt written notice (an “Indemnification Claim Notice”) of any Losses or the discovery of any fact upon which such Indemnified Party intends to base a request for indemnification under Section 13.1 or Section 13.2, but in no event will the Indemnifying Party be liable for any Losses that result from any delay in providing such notice. Each Indemnification Claim Notice must contain a description of the claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss are known at such time). Together with the Indemnification Claim Notice, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all notices and documents (including court papers) received by any Indemnitee in connection with the Third Party Claim.
     13.4 Control of Defense. At its option, the Indemnifying Party may assume the defense of any Third Party Claim subject to indemnification as provided for in Sections 13.1 and 13.2 by giving written notice to the Indemnified Party within thirty (30) days after the Indemnifying Party’s receipt of an Indemnification Claim Notice. Upon assuming the defense of a Third Party Claim, the Indemnifying Party may appoint as lead counsel in the defense of the Third Party Claim any legal counsel it selects. Should the Indemnifying Party assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party or any other Indemnitee for any legal expenses subsequently incurred by such Indemnified Party or other Indemnitee in connection with the analysis, defense or settlement of the Third Party Claim.
     13.5 Right to Participate in Defense. Without limiting Section 13.4, any Indemnitee will be entitled to participate in, but not control, the defense of a Third Party Claim for which it has sought indemnification hereunder and to employ counsel of its choice for such purpose; provided, however, that such employment will be at the Indemnitee’s own expense unless (a) the employment thereof has been specifically authorized by the Indemnifying Party in writing, or (b) the Indemnifying Party has failed to assume the defense and employ counsel in accordance with Section 13.4 (in which case the Indemnified Party will control the defense).
     13.6 Settlement. With respect to any Losses relating solely to the payment of money damages in connection with a Third Party Claim and that will not result in the Indemnitee’s becoming subject to injunctive or other relief or otherwise adversely affect the business of the Indemnitee in any manner, and as to which the Indemnifying Party will have acknowledged in writing the obligation to indemnify the Indemnitee hereunder, the Indemnifying Party will have the sole right to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss, on such terms as the Indemnifying Party, in its sole discretion, will deem appropriate, and will transfer to the Indemnified Party all amounts which said Indemnified Party will be liable to pay prior to the time of the entry of judgment. With respect to all other Losses in connection with Third Party Claims, where the Indemnifying Party has assumed the defense of the Third Party Claim in accordance with Section 13.4, the Indemnifying Party will have authority to consent to the entry of any judgment, enter into any settlement or otherwise dispose of such Loss provided it obtains the prior written consent of the Indemnified Party (which consent will be at the Indemnified Party’s sole and absolute discretion). The Indemnifying Party that has assumed the defense of the Third Party Claim in accordance with Section 13.4 will not be liable for any settlement or other disposition of a Loss by an Indemnitee that is reached without the written consent of such Indemnifying Party. Regardless of whether the Indemnifying Party chooses to defend or prosecute any Third Party Claim, no Indemnitee will admit any liability with respect to, or settle, compromise or discharge, any Third Party Claim without first offering to the Indemnifying Party the opportunity to assume the defense of the Third Party Claim in accordance with Section 13.4.
     13.7 Cooperation. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will, and will cause each other Indemnitee to, cooperate in the defense or prosecution thereof and will furnish such records, information and testimony, provide such witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection with such Third Party Claim. Such cooperation will include access during normal business hours afforded to the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Third Party Claim, and making Indemnitees and other employees and agents available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder, and the Indemnifying Party will reimburse the Indemnified Party for all its reasonable out-of-pocket expenses incurred in connection with such cooperation.
     13.8 Expenses of the Indemnified Party. Except as provided above, the reasonable and verifiable costs and expenses, including fees and disbursements of counsel, incurred by the Indemnified Party in connection with any Third Party Claim will be reimbursed on a calendar quarter basis by the Indemnifying Party, without prejudice to the Indemnifying Party’s right to contest the Indemnified Party’s right to indemnification and subject to refund in the event the Indemnifying Party is ultimately held not to be obligated to indemnify the Indemnified Party.
     13.9 Insurance. Each Party will obtain and keep in force, through self insurance or otherwise, in a form reasonably acceptable to the other Party hereto, insurance in scope and amount as required by law applicable to a Party’s activities hereunder and such additional amounts as may be reasonably necessary to cover such Party’s indemnity obligations under this Agreement with scope and coverage as is normal and customary in the biotechnology/pharmaceutical industry generally for parties similarly situated. It is understood that such insurance will not be construed to limit a Party’s liability with respect to its indemnification obligations under this Section 13. Each Party will, except to the extent self insured, provide to the other Party upon request a certificate evidencing the insurance such Party is required to obtain and keep in force under this Section 13. Such certificate will provide that such insurance will not expire or be cancelled or modified without at least thirty (30) days’ prior notice to the other Party.
14. Representations and Warranties
     14.1 Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:
          14.1.1 Such Party (a) has the corporate power and authority to enter into this Agreement and perform its obligations hereunder, and (b) has taken all necessary corporate action on its part required to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

          14.1.2 This Agreement has been duly executed and delivered on behalf of such Party and constitutes a legal, valid and binding obligation of such Party and is enforceable against it in accordance with its terms subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights and judicial principles affecting the availability of specific performance and general principles of equity, whether enforceability is considered a proceeding at law or equity; and
          14.1.3 The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (a) do not conflict with or violate any requirement of any provision of the articles of incorporation, bylaws or any similar instrument of such Party in any material way, and (b) do not conflict with, breach, constitute a default or require any consent under any contractual obligation by which such Party is bound and do not violate any law or regulation of any court, governmental body or administrative or other agency having authority over such Party.
     14.2 Additional Representations and Warranties of Micromet. Micromet hereby represents and warrants to Serono that, as of the Effective Date:
          14.2.1 Micromet is a corporation duly organized, validly existing and in good standing under the laws of Germany, and has full corporate power and authority and the legal right to own and operate its properties and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement;
          14.2.2 Exhibit A sets forth a complete list of all Micromet Patents as of the Effective Date that would be infringed by the manufacture, use, sale, offer for sale, or import of the Product anywhere in the world;
          14.2.3 Exhibit C sets forth a complete list of all Technology Acquisition Agreements entered into by Micromet as of the Effective Date;
          14.2.4 Micromet has the right, power and authority to grant Serono the licenses and sublicenses set forth in Section 6.1, subject to the terms, conditions and limitations set forth in the Dyax Agreement and the CAT Agreement; and the Micromet Patents and Licensed Know-How are free and clear of any liens, charges, encumbrances or rights of others to possession or use;
          14.2.5 Micromet’s grant of rights and licenses to Serono hereunder is not in conflict with, or in any way prohibited or limited by, the agreement or arrangements between Micromet and Cell Therapeutics, Inc. or its predecessors or affiliates underlying the lawsuit Micromet AG v. Cell Therapeutics, Inc., No. CV-04-0290 RSM, pending in the United States District Court for the Western District of Washington;
          14.2.6 Micromet has all right, title and interest in, to and under the Micromet Patents; the Micromet Patents are subsisting and, to the Knowledge of Micromet, the Micromet Patents are not invalid or unenforceable, in whole or in part;

          14.2.7 to the Knowledge of Micromet, the Micromet Patents have been filed, prosecuted and maintained at the respective patent offices in accordance with all applicable laws and regulations, in each case where the failure to comply with such law or regulation would render such Micromet Patent invalid or unenforceable, in whole or in part;
          14.2.8 to the Knowledge of Micromet, no Licensed Patent is the subject of any re-issue, interference, opposition or appeal proceedings, except as expressly provided in the applicable Technology Acquisition Agreement listed on Exhibit C;
          14.2.9 to the Knowledge of Micromet, no Third Party has filed, pursued or maintained or expressly threatened to file, pursue or maintain any claim, lawsuit, charge, complaint or other action alleging that any Licensed Patent is invalid or unenforceable, except as expressly provided in the Applicable Technology Acquisition Agreement listed on Exhibit C;
          14.2.10 Micromet has notified Serono in writing of all patents and patent applications, of which Micromet is aware, that are issued to or filed by a Third Party that may cover the manufacture, use, sale, offer for sale, or importation of the Product in the Territory;
          14.2.11 each of the Technology Acquisition Agreements set forth on Exhibit C is in full force and effect in accordance with its terms; Micromet is not in breach of any of such Technology Acquisition Agreements; to Micromet’s Knowledge, no other party to any of such Technology Acquisition Agreements is in breach thereof; and Micromet has provided Serono with a true, correct and complete copy of each of such Technology Acquisition Agreements;
          14.2.12 to the Knowledge of Micromet, all information and data, whether written or oral, relating to the Product provided by or on behalf of Micromet to Serono on or before the Effective Date in contemplation of this Agreement was free from material inaccuracies; and
          14.2.13 Micromet has not willfully failed to disclose information or data relating to the Product with the intention of causing the information and data covered by the preceding Section 14.2.12 to be misleading in any material respects.
          14.2.14 As used herein, “Knowledge of Micromet” means the [***], as of [***], of [***] of Micromet [***].
     14.3 Additional Covenants of Micromet. Micromet hereby covenants to Serono that:
          14.3.1 Micromet will not amend or waive, or take any other action or commit any omission that would alter, any of its rights under any of the Technology Acquisition Agreements set forth on Exhibit C in any manner that would materially and adversely affect Serono’s rights and benefits under this Agreement; and
          14.3.2 Micromet will not license, sell or otherwise transfer any right, title or interest in, to or under any Licensed Technology to the extent such right, title or interest is licensed hereunder to Serono; provided, however, that Micromet will have the right to assign or transfer such right, title and interest, subject to the rights and licenses granted to Serono

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hereunder, to a permitted assignee of Micromet’s rights and obligations hereunder pursuant to Section 16.2 hereof.
     14.4 Additional Representations and Warranties of Serono. Serono hereby represents and warrants to Micromet that, as of the Effective Date:
          14.4.1 Serono is a corporation duly organized, validly existing and in good standing under the laws of Switzerland; and
          14.4.2 Serono has full corporate power and authority and the legal right to own and operate its properties and assets and to carry on its business as it is now being conducted and as it is contemplated to be conducted by this Agreement.
     14.5 Limitation on Representations or Warranties. Notwithstanding anything to the contrary herein, a Party will not be in breach of any representation or warranty made pursuant to Section 14 to the extent such breach arises [***] (a) [***], or (b) [***].
15. Disclaimer; Limitation of Liability
     15.1 Disclaimer of Warranty. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN SECTION 14, SERONO AND MICROMET MAKE NO REPRESENTATIONS AND GRANT NO WARRANTIES, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, AND SERONO AND MICROMET EACH SPECIFICALLY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES, WHETHER WRITTEN OR ORAL, EXPRESS, STATUTORY OR IMPLIED, INCLUDING ANY WARRANTY OF QUALITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE OR ANY WARRANTY AS TO THE VALIDITY OF ANY PATENTS OR THE NON-INFRINGEMENT OF ANY INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES.
     15.2 Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR LOST PROFITS OR FOR ANY SPECIAL, INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, ARISING UNDER ANY CAUSE OF ACTION AND ARISING IN ANY WAY OUT OF THIS AGREEMENT. THE FOREGOING LIMITATIONS WILL NOT APPLY TO AN AWARD OF ENHANCED DAMAGES AVAILABLE UNDER THE PATENT LAWS FOR WILLFUL PATENT INFRINGEMENT AND WILL NOT LIMIT EITHER PARTY’S OBLIGATIONS TO THE OTHER PARTY UNDER SECTIONS 9 AND 13.
16. Miscellaneous
     16.1 Force Majeure. Neither Party will be held liable or responsible to the other Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from

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events beyond the reasonable control of the non-performing Party, including fires, floods, embargoes, epidemics, quarantines, terrorism, war, acts of war (whether war be declared or not), insurrections, riots, civil commotion, strikes, lockouts or other labor disturbances, failure or delay of transportation, default by suppliers or unavailability of raw materials, acts of God or acts, omissions or delays in acting by any governmental authority. The non-performing Party will notify the other Party of such force majeure within ten (10) days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform. In the event that Micromet provides notice of force majeure to Serono, Serono will have the right not to make any future payments otherwise payable pursuant to Section 3.5.2 until such time as Micromet resumes performance hereunder, and either the schedule for payments hereunder will be revised to apply any payments already made in advance by Serono for the performance so delayed or suspended by Micromet to such performance once it is resumed or Micromet will refund any such payments to Serono in the event that such performance is not for any reason resumed within a reasonable period of time.
     16.2 Assignment. Neither Party will sell, transfer, assign, delegate, pledge or otherwise dispose of, whether voluntarily, involuntarily, by operation of law or otherwise, this Agreement or any of its rights or obligations under this Agreement without the prior written consent of the other Party (which consent may be granted, withheld or conditioned at such other Party’s sole and absolute discretion); provided, however, that either Party may assign or transfer this Agreement or any of its rights or obligations under this Agreement without the consent of the other Party (a) to any Affiliate of such Party, or (b) to any Third Party with which it merges or consolidates, or to which it transfers all or substantially all of its assets to which this Agreement relates. If any Affiliate to which a Party has assigned its rights or obligations under this Agreement thereafter ceases to be an Affiliate of such Party, then such assignment will be deemed to require the consent of the other Party pursuant to this Section 16.2. The assigning Party (unless it is not the surviving entity) will remain jointly and severally liable with the relevant Affiliate or Third Party assignee under this Agreement, and the relevant Affiliate assignee, Third Party assignee or surviving entity will assume in writing all of the assigning Party’s obligations under this Agreement. Any purported assignment or transfer in violation of this section will be void ab initio and of no force or effect.
     16.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of either Party under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never composed a part of this Agreement, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, and (d) in lieu of such illegal, invalid or unenforceable provision, the Parties will negotiate a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and reasonably acceptable to the Parties.

     16.4 Governing Law; Dispute Resolution.
          16.4.1 Governing Law. This Agreement, and any claim, dispute, or controversy of whatever nature arising out of or relating to this Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to any principles, statutory provisions or other rules of choice of law that would require the application of the laws of a different state or country.
          16.4.2 Resolution by [***]. The Parties will try to settle their differences amicably between themselves. If any claim, dispute, or controversy (other than a matter subject to resolution by the Steering Committee or the Chief Executive Officers pursuant to Section 2.1.5) arises out of or concerns the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any other alleged breach of this Agreement (each a “Dispute”), a Party will, before initiating any proceedings pursuant to Section 16.4.3, notify the other Party in writing of such Dispute. If the Parties are unable to resolve a Dispute within [***] of receipt by one Party of the written notice from the other Party regarding the Dispute, such Dispute will be referred to [***] who will meet in person at least once and use their good faith efforts to resolve the Dispute within [***] after such referral. For the avoidance of doubt, in no event will the dispute resolution provisions applicable to Steering Committee actions in Section 2.1.5 limit a Party’s right to resolve, in accordance with the terms of this Section 16.4, any Dispute arising out of or concerning the interpretation of this Agreement, the performance or alleged nonperformance of a Party’s obligations under this Agreement, or any other alleged breach of this Agreement.
          16.4.3 Resolution by the Courts. If a Dispute is not resolved as provided in the preceding Section 16.4.2, whether before or after termination of this Agreement, the Parties hereby agree to the exclusive jurisdiction of the courts of competent jurisdiction in New York, New York. Each Party hereby agrees to such exclusive jurisdiction and waives any objections as to the personal jurisdiction or venue of such courts.
          16.4.4 Injunctive Relief. Notwithstanding the provisions of this Section 16.4, either Party will have the right to seek temporary injunctive relief in any court of competent jurisdiction as may be available to such Party under the laws and rules applicable in such jurisdiction.
     16.5 Notices. All notices or other communications that are required or permitted hereunder will be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier as provided in this Agreement), or sent by internationally-recognized overnight courier addressed as follows:

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

     If to Serono, to:
Ares Trading S.A.
Zone Industrielle de l’Ouriettaz
CH-1170 Aubonne
Switzerland
Attention: General Manager
Facsimile: ++41 22 354 5081
with a copy to:
Serono International S.A.
15bis, chemin des Mines
Case postale 54
1211 Genève 20
Switzerland
Attention: General Counsel
Facsimile: ++41 22 739 3070

     If to Micromet, to:
Micromet AG
Staffelseestr. 2
81477 Munich
Germany
Attention: Chief Executive Officer
Facsimile: ++49 89 895 277 205
with a copy to:
Cooley Godward, LLP
One Freedom Square
Reston Town Center
11951 Freedom Drive
Reston, Virginia 20190-5656
Attention: Matthias Alder
Facsimile: (703) 456-8100
or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance with this Agreement. Any such communication will be deemed to have been given (a) when delivered, if personally delivered or sent by facsimile on a business day, and (b) on the second business day after dispatch, if sent by internationally-recognized overnight courier. It is understood and agreed that this Section 16.5 is not intended to govern the day-to-day business communications necessary between the Parties in performing their duties, in due course, under the terms of this Agreement.
     16.6 Entire Agreement; Modifications. This Agreement sets forth and constitutes the entire agreement and understanding between the Parties with respect to the subject matter of this Agreement and all prior agreements, understanding, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement, including the Confidentiality Agreement between the Parties dated February 24, 2004, amended and restated on May 5, 2004 (the “CDA”); provided that any “Confidential Information” as defined in the CDA will be deemed to be Confidential Information subject to the terms of this Agreement as if disclosed under this Agreement by the Party that is the “Disclosing Party” under the CDA. Each Party confirms that it is not relying on any representations or warranties of the other Party except those that are expressly made in this Agreement. No amendment or modification of this Agreement will be binding upon the Parties unless made in a writing referencing this Agreement and duly executed by authorized representatives of both Parties.
     16.7 Relationship of the Parties. It is expressly agreed that the relationship between the Parties is and will be that of independent contractors, and that the relationship between the Parties will not constitute a partnership, joint venture or agency relationship. Neither Party will have the authority to make any statements, representations or commitments of any kind, or to take any action, which will be binding on the other Party, without the prior written consent of the other Party to do so. All persons employed by a Party will be employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment will be for the account and expense of such Party.
     16.8 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit of such term or condition, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. The waiver by either Party of any right under this Agreement or of claims based on the failure to perform or a breach by the other Party hereof will not be deemed a waiver of any other right under this Agreement or of any other breach or failure by said other Party whether of a similar nature or otherwise.
     16.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
     16.10 No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties hereto and their successors and permitted assigns, and they will not be construed as conferring any rights on any other parties.
     16.11 Further Assurance. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Agreement.
     16.12 English Language. This Agreement has been written and executed in the English language. Any translation of this Agreement into any other language will not be an official version hereof, and in the event of any conflict in interpretation between the English version of this Agreement and such translation, the English version will control.
     16.13 No Drafting Party. This Agreement has been submitted to the scrutiny of, and has been negotiated by, both Parties and their counsel, and will be given a fair and reasonable interpretation in accordance with its terms, without consideration or weight being given to any such terms having been drafted by any Party or its counsel.
     16.14 Construction. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein means including, without limiting the generality of any description preceding such term. References to “Section” or “Exhibit” are references to the numbered sections of this Agreement and the exhibits attached to this Agreement, unless expressly stated otherwise.
[Remainder of this page is left blank intentionally]

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

Micromet AG		Ares Trading S.A.

By:	/s/ Christian Itin	By: /s/ Leon Bernhardt
	Christian Itin	Name: Leon Bernhardt
	Chief Executive Officer	Title: Authorized Representative

By:	/s/ Gregor K. Mirow	By: /s/ F. Naef
	Gregor K. Mirow	Name: F. Naef
	Chief Financial Officer	Title: Authorized Representative
[Signature Page to the Collaboration and License Agreement]

Exhibit A
Micromet Patents
[ *** ]

	Application				Patent
Country	date	Application #		Date of grant	#	Status
Granted patents
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]

[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]
[***]	[***]	[***]		[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[ *** ]

	Priority	Priority	Publication	Publication		Patent
Country	date	#	date	#	Patent date	#	status
[***]	[***]	[***]	[***]	[***]	[***]	[***]	[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit 10.34
Exhibit B
MT201 Amino Acid Sequence
I. MT 201: VL Sequence
a. Nucleic Acid / Amino Acid portrayal
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

b. Amino Acid portrayal
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

II. MT 201: VH Sequence
a. Nucleic Acid / Amino Acid portrayal
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

b. Amino Acid portrayal
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit C
Technology Acquisition Agreements
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit D
Milestone Payments

Milestone Event	Milestone Payment
1. Enrollment of the last patient in the Ongoing Trial MT201-201 (prostate cancer)	US$	1,000,000

2. Enrollment of the last patient in the Ongoing Trial MT201-202 (metastatic breast cancer)	US$	1,000,000

3. Sixty (60) days following receipt by Serono of the Final Study Report for the second Ongoing Trial to be completed	US$	10,000,000

4. Enrollment of the first patient in the first Pivotal Trial of the Product for the first Indication and such trial is not terminated prior to the payment due date described in Section 7.2 for this development milestone
	US$[***]

5. Enrollment of the first patient in the first Pivotal Trial of the Product for the second Indication and such trial is not terminated prior to the payment due date described in Section 7.2 for this development milestone
	US$[***]

6. Enrollment of the first patient in the first Pivotal Trial of the Product for the third Indication and such trial is not terminated prior to the payment due date described in Section 7.2 for this development milestone
	US$[***]

7. Filing of the first BLA for the Product in the United States for the first Indication	US$[***]

8. Filing of the first BLA for the Product in the United States for the second Indication	US$[***]

9. Filing of the first BLA for the Product in the United States for the third Indication	US$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Milestone Event	Milestone Payment
10. Filing of the first MAA for the Product in the European Union (or if the European Union does not exist at the time of filing, then filing in any three of the five Major Markets in Europe) for the first Indication
US$[***]

11. Filing of the first MAA for the Product in the European Union (or if the European Union does not exist at the time of filing, then filing in any three of the five Major Markets in Europe) for the second Indication
US$[***]

12. Filing of the first MAA for the Product in the European Union (or if the European Union does not exist at the time of filing, then filing in any of three of the five Major Markets in Europe) for the third Indication
US$[***]

13. Filing of the first application for Marketing Approval for the Product in Japan for the first Indication	US$[***]

14. Filing of the first application for Marketing Approval for the Product in Japan for the second Indication	US[***]

15. Filing of the first application for Marketing Approval for the Product in Japan for the third Indication	US$[***]

16. Receipt of Marketing Approval for the Product in the United States for the first Indication	US$[***]

17. Receipt of Marketing Approval for the Product in the United States for the second Indication	US$[***]

18. Receipt of Marketing Approval for the Product in the United States for the third Indication	US$[***]

19. Receipt of Marketing Approval for the Product in the European Union (or if the European Union does not exist at the time of the receipt of Marketing Approval, then receipt in any three of the five Major Markets in Europe) for the first Indication
US$[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Milestone Event	Milestone Payment
20. Receipt of Marketing Approval for the Product in the European Union (or if the European Union does not exist at the time of the receipt of Marketing Approval, then receipt in any three of the five Major Markets in Europe) for the second Indication
US$[***]

21. Receipt of Marketing Approval for the Product in the European Union (or if the European Union does not exist at the time of the receipt of Marketing Approval, then receipt in any three of the five Major Markets in Europe) for the third Indication
US$[***]

22. Receipt of Marketing Approval for the Product in Japan for the first Indication	US$[***]

23. Receipt of Marketing Approval for the Product in Japan for the second Indication	US$[***]

24. Receipt of Marketing Approval for the Product in Japan for the third Indication	US$[***]

The milestone payments set forth in items 7-12 and 16-21 above will be reduced by [***] percent ([***]%) in the event that the applicable milestone event occurs during the Co-Promotion Period and during such time as the United States (for items 7-9 and 16-18) or Europe (for items 10-12 and 19-21) are within the Co-Promotion Territory.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit E
Sharing of Development Expenses during the Co-Promotion Period
     The percentage of Development Expenses in the United States and Europe for the Product that Micromet will bear during the Co-Promotion Period is set forth in the following table:

Percentage of United States/Europe
Co-Promotion Territory	Development Expenses
United States only	[***]%
Europe only	[***]%
United States and Europe	[***]%

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit F
Net Profits
“Net Profits” means Net Sales of the Product in the Co-Promotion Territory, less: (a) [***], (b) [***], (c) [***], (d) [***], and (e) [***].
“Cost of Goods Sold” means, with respect to a particular unit of the Product, (a) the [***], or (b) [***] a [***], and any [***], [***], [***] and [***] of the Product (if necessary), [***], and [***] borne by Serono (to the extent not included in such [***]).
“Distribution Costs” means the costs and expenses specifically identifiable to the distribution of the Product, consisting of [***], [***] and other [***], [***], [***], [***], [***] and [***] and other such activities, but in any case, not including [***].
“Fully-Burdened Manufacturing Cost” means the consolidated fully burdened cost incurred by Serono or on its behalf in the manufacture of the Product, including (a) [***] costs; (b) [***] costs, to the extent allocable to the Product; (c) [***] costs; (d) [***] costs; (e) costs of [***] of the Product (if necessary), [***]; and (f) [***] reasonably allocable to the Product, in each case as determined in accordance with International Accounting Standards as applied by Serono consistently across its products. Fully-Burdened Manufacturing Cost will exclude [***] [***], [***] and any [***] not directly related and allocable to the Product in accordance with Serono’s methodology for allocating such costs across its other products.
“Marketing Costs” means the direct costs and expenses incurred in connection with the marketing and advertising of the Product following Marketing Approval, including [***], [***], [***], [***] and [***], [***], [***], [***] required to maintain or expand [***] of the Product and other similar activities related to the Product, obtaining [***], and obtaining [***] (to the extent not included in the [***]); all of which costs will be calculated based on both [***] (e.g., [***] for the [***] and [***] and [***] for [***] allocated to [***] of the Product in the, etc.) and [***] and [***] (e.g., [***], [***], [***], etc.) in each case as determined in accordance with International Accounting Standards as applied by Serono consistently across its products.
“General and Administrative Costs” means the general and administrative costs allocated to the [***] and [***], as determined in accordance with International Accounting Standards as applied by Serono consistently across its products.

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit G
Micromet Program Plan

[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

Exhibit H
Press Release

Exhibit I
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

First Amendment to Collaboration and License Agreement
This First Amendment to the Collaboration and License Agreement (the “First Amendment”) is entered into on November 24, 2006 (the “First Amendment Effective Date”) between Micromet AG, with its principal place of business at Staffelseestrasse 2, 81477, Munich, Germany (“Micromet”), and Ares Trading S.A., with its principal place of business at Zone Industrielle de l’Ouriettaz, CH-1170 Aubonne, Switzerland (“Serono”). Micromet and Serono each may be referred to herein individually as a “Party,” or collectively as the “Parties.”
Recitals
     Whereas, Micromet and Serono have entered into a certain Collaboration and License Agreement dated December 3, 2004 (the “Agreement”), with respect to the development and commercialization of Micromet’s proprietary pharmaceutical product comprising a human antibody of IgG-1 subtype binding to EpCAM;
     Whereas, Micromet and Serono desire to amend the Agreement to reflect a modification of the Micromet Program agreed by the Parties;
     Now Therefore, in consideration of the foregoing premises and mutual promises, covenants and conditions contained in this First Amendment, the Parties agree as follows:
Agreement
1. All capitalized terms not defined herein shall refer to terms defined in Section 1 of the Agreement.
2. Amendment to Section 1. The Parties agree to amend Section 1 of the Agreement by adding the following terms as follows:
          1.79 “Additional Phase I Study” has the meaning set forth in Section 3.1.7.
          1.80 “Final Phase I Study Report” has the meaning set forth in Section 3.1.8.
3. Amendment to Section 2.1.3. The Parties agree to amend the first sentence of Section 2.3.1 of the Agreement as follows:
          2.1.3 Steering Committee Meetings. The Steering Committee will meet not less than once every calendar quarter until the completion of the Micromet Program and during the development of the Product during the Co-Promotion Period; thereafter, the Steering Committee will meet not less than semi-annually. [Remainder of Section 2.1.3 unchanged]
4. Amendment to Section 3.1. The Parties agree to amend Section 3.1 of the Agreement in part as follows:

1

     3.1 Micromet Program. Subject to the terms and conditions of this Agreement, Micromet will perform the following activities (collectively, the “Micromet Program”) following the Effective Date, all as described in further detail in the plan attached to this Agreement as Exhibit G (as may be amended by the Steering Committee from time to time pursuant to Section 2.1), which plan will include the development timelines and a budget of Development Expenses to be incurred pursuant to the Micromet Program (the “Micromet Program Plan”):
          [Section 3.1.1 to Section 3.1.6 remain unchanged]
          3.1.7 Additional Phase I Monotherapy Study. Performance of a Phase I clinical trial (identified as MT201-103) designed to demonstrate the safety of the Product as a monotherapy in patients with solid tumors (the “Additional Phase I Study”); and
          3.1.8 Final Phase I Study Reports. Preparation of a final study report for the Combination Study and the Additional Phase I Study (each, a “Final Phase I Study Report”), to be performed following database lock and completion of the applicable study.
5. Amendment to Section 3.3.1. The Parties agree to amend and restate Section 3.3.1 of the Agreement, in its entirety, as follows:
          3.3.1 Scope. Promptly following receipt of the first draft of the first Final Phase I Study Report, the Steering Committee will begin to develop a strategy for the development of the Product and further Development Activities through Marketing Approval of the Product, other than the Development Activities included in the Micromet Program (the “Serono Program”).
6. Amendment to Section 3.3.2(b). The Parties agree to amend and restate Section 3.3.2(b) of the Agreement, in its entirety, as follows:
     (b) Within [***] after receipt by Serono of the last Final Phase I Study Report, the Project Team will review and update the draft Serono Program Plan, if necessary, and present the Serono Program Plan to the Steering Committee for review and approval. Within [***] of its receipt, the Steering Committee will approve the Serono Program Plan, after, if necessary, making any revisions thereto to render such plan approvable.
7. Amendment to Section 3.5.1. The Parties agree to amend and restate Section 3.5.1 of the Agreement, in its entirety, as follows:
     3.5.1 Obligation. Serono will bear all Development Expenses incurred by the Parties; provided, however, that (a) any expenses in excess of [***]% of the approved budget of Exhibit G (as may be amended by the Steering Committee pursuant to Section 2.1) shall be subject to Steering Committee approval; and (b) during the Co-Promotion Period, the allocation of Development Expenses incurred by the Parties for the Serono Program will be as set forth in Section 5.3.
8. Amendment to Section 11.3. The Parties agree to amend and restate Section 11.3 of the Agreement, in its entirety, as follows:

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

2

     11.3 Termination at Will. Serono may terminate this Agreement in its entirety, for any reason or no reason: (a) [***] upon written notice to Micromet following receipt by Serono of the last Final Phase I Study Report, and (b) upon [***] days’ prior written notice to Micromet at any time thereafter.
9. Amendment to Exhibit G. The Parties agree to amend and restate Exhibit G. An amended Exhibit G is attached to this First Amendment and shall replace the original Exhibit G attached to the Agreement.
10. Counterparts. This First Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
11. Effectiveness. This First Amendment will become effective upon the execution hereof by both Parties.
12. Continuing Effect. Other than as set forth in this First Amendment, all of the terms and conditions of the Agreement will continue in full force and effect.
In Witness Whereof, the Parties have executed this First Amendment in duplicate originals by their duly authorized officers as of the First Amendment Effective Date.

Ares Trading S.A.		Micromet AG

By:	/s/ Franck Latrille	By:	/s/ Jens Hennecke
Name:	Franck Latrille	Name:	Jens Hennecke
Title:	Authorized Representative	Title:	VP Business Development

Ares Trading S.A.		Micromet AG

By:	/s/ Jacque Theurillat	By:	/s/ Carsten Reinhardt
Name:	Jacque Theurillat	Name:	Carsten Reinhardt
Title:	Authorized Representative	Title:	SVP Clinical Development

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

3

Exhibit G
Micromet Program Plan
[***]

***	Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

4